Exhibit 2.1

EXECUTION VERSION

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ASSET PURCHASE AGREEMENT

between

BRISTOL-MYERS SQUIBB COMPANY

and

SEATTLE GENETICS, INC.

Dated as of July 31, 2017

[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PURCHASER		26
SECTION 6.01	Organization, Standing and Authority	26
SECTION 6.02	No Conflicts; Consents	27
SECTION 6.03	Actions and Proceedings	28
SECTION 6.04	Availability of Funds	28
SECTION 6.05	Fees	28
SECTION 6.06	Solvency	28
SECTION 6.07	No Actual Knowledge of Misrepresentation or Omission	28
SECTION 6.08	Going Concern	28
SECTION 6.09	DISCLAIMER	29

ARTICLE VII COVENANTS OF PURCHASER		29
SECTION 7.01	Confidentiality	29
SECTION 7.02	Non-Solicitation	30
SECTION 7.03	No Additional Representations	30
SECTION 7.04	Real Property	31
SECTION 7.05	No Use of BMS Names; Transitional License	31
SECTION 7.06	Other Records and Permits	32

ARTICLE VIII MUTUAL COVENANTS		32
SECTION 8.01	Consents	32
SECTION 8.02	Cooperation	32
SECTION 8.03	Publicity	33
SECTION 8.04	Efforts to Cause Closing	33
SECTION 8.05	Support Services	33
SECTION 8.06	Transfer Taxes; Purchase Price Allocation; Entitlement to Tax Refunds and Credits; Proration of Non-Income Taxes; Tax Returns and Payments; Income Taxes	34
SECTION 8.07	Recordation of Transfer of Acquired Assets	35
SECTION 8.08	Retention of Certain Records	35
SECTION 8.09	Notice of Certain Events	36
SECTION 8.10	Certain Monte Villa Facility-Related Permits	36

ARTICLE IX EMPLOYEE MATTERS		37
SECTION 9.01	Employment Transfers	37
SECTION 9.02	Pre-Closing Covenants	39
SECTION 9.03	Post-Closing Covenants	39
SECTION 9.04	Benefit Plans	42
SECTION 9.05	WARN Act	44
SECTION 9.06	Cooperation	44
SECTION 9.07	Effects of Article IX	44
SECTION 9.08	Actions by Affiliates	44

ARTICLE X INDEMNIFICATION		44
SECTION 10.01	Indemnification by Seller	44
SECTION 10.02	Indemnification by Purchaser	46
SECTION 10.03	Tax Indemnification	46

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibits

Exhibit A:    Form of Wire Transfer Notice

Exhibit B:    Form of Quality Agreement

Exhibit C:    Form of Supply Agreement

Exhibit D:    Form of Transitional Services Agreement

Schedules

Seller Disclosure Schedule

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT, dated as of July 31, 2017 (this “Agreement”), between BRISTOL-MYERS SQUIBB COMPANY, a Delaware corporation (“Seller”), and SEATTLE GENETICS, INC., a Delaware corporation (“Purchaser”).

RECITALS

WHEREAS, Seller and certain of its Affiliates are engaged in manufacturing certain clinical drug substance and active pharmaceutical ingredients and related activities at Seller’s facility located 3450 Monte Villa Parkway in Bothell, Washington (the “Monte Villa Facility”). Seller and the Selling Affiliates desire to sell to Purchaser, and Purchaser desires to purchase from Seller and the Selling Affiliates, the Acquired Assets, and Seller and the Selling Affiliates desire to transfer to Purchaser, and Purchaser is willing to assume and accept from Seller and the Selling Affiliates, the Assumed Liabilities, in each case upon the terms and subject to the conditions of this Agreement;

WHEREAS, in connection with this Agreement, the parties hereto will enter into the Other Transaction Documents (as defined herein);

WHEREAS, Seller, through its wholly-owned subsidiary, ZymoGenetics, Inc. (“Tenant”), leases from BMR-3450 Monte Villa Parkway LLC, a Delaware limited liability company (“Lessor”), pursuant to that certain Lease (“Original Lease”) by and between Lessor and Tenant, dated March 21, 2013 and amended August 10, 2016 (the “Lease Amendment” and together with the Original Lease, the “Lease”), the real property at which the Monte Villa Facility is operated;

WHEREAS, pursuant to the terms of the Lease and Tenant’s right of first refusal set forth in Article 43 thereof, Lessor delivered to Seller a notice regarding its receipt of an offer from a third party to acquire the Property (as defined in the Purchase Agreement, dated June 16, 2017 by and between Lessor and Purchaser (as successor in interest to Tenant) (the “PSA”));

WHEREAS, in connection with Tenant’s exercise of its right of first refusal under the Lease, Seller and Purchaser entered into that certain Indemnification and Hold Harmless Agreement (the “Indemnification Agreement”) pursuant to which Purchaser deposited with Seller the funds necessary to, among other things, pay the purchase price to the Lessor; and

WHEREAS, prior to the execution and delivery of this Agreement, Seller has assigned to Purchaser its rights and obligations under the PSA.

Certain capitalized or other terms used in this Agreement are defined in Section 12.07(b). Section 12.07(c) identifies other Sections of this Agreement in which capitalized or other terms used in this Agreement are defined.

Accordingly, the parties hereto hereby agree as follows:

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ARTICLE I

PURCHASE AND SALE OF ACQUIRED ASSETS

SECTION 1.01 Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall, or shall cause the Selling Affiliates to, sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase from Seller or the Selling Affiliates, the Acquired Assets, as the same may exist as of the Closing, for (i) an aggregate purchase price of $25,479,256.40 (the “Purchase Price”), payable and subject to adjustment as set forth in Article II, and (ii) the assumption by Purchaser of the Assumed Liabilities. The purchase and sale of the Acquired Assets and the assumption by Purchaser of the Assumed Liabilities are referred to in this Agreement collectively as the “Acquisition”.

SECTION 1.02 Transfer of Assets.

(a) The term “Acquired Assets” means those certain assets described in this Section 1.02 that are solely and exclusively used by Seller or any Selling Affiliate, or held exclusively for use by Seller or any Selling Affiliate, in connection with the operation of the Monte Villa Facility (other than the Excluded Assets), subject to any increases, decreases or dispositions thereof as may occur prior to the Closing in accordance with Section 5.02:

(i) all tangible personal property and interests therein, including machinery, spare parts, equipment, furniture and furnishings (“Personal Property”), of Seller and Selling Affiliates listed on Section 1.02(a)(i) of the Seller Disclosure Schedule and all other Personal Property that on the Closing Date is located at the Monte Villa Facility (“Transferred Personal Property”); provided, however, that Transferred Personal Property shall not include any Excluded Personal Property;

(ii) the software used by Seller or any Selling Affiliate, or held for use by Seller or any Selling Affiliate, solely and exclusively in connection with the operation of the Acquired Assets that is owned by Seller or any Selling Affiliate and integrated with (A) the equipment listed on Section 1.02(a)(ii) of the Seller Disclosure Schedule or (B) otherwise listed on Section 1.02(a)(ii) of the Seller Disclosure Schedule (collectively, the “Transferred Software”);

(iii) all contracts, leases or subleases of Personal Property, leases or subleases of real property in which Seller or any Selling Affiliate is the lessor or sublessor, licenses, agreements, purchase orders and other legally binding arrangements, whether written or oral (“Contracts”), to which Seller or any Selling Affiliate is a party or by which any other Acquired Asset is bound that are listed on Section 1.02(a)(iii) of the Seller Disclosure Schedule or that otherwise relate solely and exclusively to the (A) Acquired Assets specified in clauses (i) and (ii) of this Section 1.02(a) or (B) operation or maintenance of the tangible assets of the Monte Villa Facility to the extent such tangible assets are included in the Acquired Assets (collectively, the “Transferred Contracts”); provided, however, that Transferred Contracts shall not include any Excluded Contracts; and provided, further, that such transfer shall be subject to Section 1.05;

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(iv) all certificates, licenses, permits, authorizations, consents and approvals from Governmental Entities, including the Environmental Permits, of Seller or any Selling Affiliate (“Permits”) that are listed on Section 1.02(a)(iv) of the Seller Disclosure Schedule or that are otherwise held solely and exclusively in connection with the Acquired Assets specified in clauses (i) through (iii) of this Section 1.02(a) or their use (the “Transferred Permits”); provided, however, that Transferred Permits shall not include any Excluded Permits; and provided, further, that such transfer shall be subject to Section 1.05;

(v) all rights, claims and credits, including all guarantees, warranties, indemnities and similar rights (“Other Rights”), in favor of Seller or any Selling Affiliate, to the extent relating solely and exclusively to the Acquired Assets specified in clauses (i) through (iv) of this Section 1.02(a) or any Assumed Liability (the “Transferred Other Rights”); provided, however, that Transferred Other Rights shall not include any Excluded Other Rights;

(vi) (1) all books and records, manuals relating to the validation and maintenance of the Transferred Personal Property, (2) all personnel records of Transferred Employees; provided, however, Seller may retain a copy, (3) applications and supporting information as submitted to the relevant Governmental Entity for the granting and maintenance of the Transferred Permits or to apply for new Permits that would constitute Transferred Permits if in existence at Closing and (4) all other documents, books, papers and records (in all cases, in any form or medium) (collectively, “Records”) of Seller or any Selling Affiliate that are used solely and exclusively in, or that arise solely and exclusively out of, the operation of the Acquired Assets specified in clauses (i) through (v) of this Section 1.02(a), in each case to the extent such Records are in the possession or control of Seller or any Selling Affiliate on the Closing Date (the “Transferred Records”); provided, however, that Transferred Records shall not include any Excluded Records and any electronic communications of Seller or any Selling Affiliate; and

(vii) any and all goodwill of Seller or Selling Affiliates to the extent arising solely and exclusively out of the operation of the Acquired Assets specified in clauses (i) through (iv) of this Section 1.02(a).

(b) For the avoidance of doubt, except as otherwise set forth in this Agreement, the Acquired Assets shall not include (i) any properties, assets, goodwill or rights of Seller or any Selling Affiliate of whatever kind or nature, whether real, personal or mixed, tangible or intangible, that are not used solely and exclusively in, or that do not arise solely and exclusively out of, the Acquired Assets, including the BMS Names, or (ii) any Excluded Assets

(c) The term “Excluded Assets” means all of the following:

(i) all cash and cash equivalents of Seller and Selling Affiliates;

(ii) all rights to any pharmaceutical or biologic compounds, molecules, antibodies, or similar products, or clinical or pre-clinical candidates of

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Seller and its Affiliates, including any data developed from the research, development, manufacture, commercialization, discovery, marketing, distributing, supply, promotion, exploitation or testing thereof;

(iii) all Accounts Receivable;

(iv) all prepaid expenses of Seller and Selling Affiliates other than those for which Seller has been reimbursed by Purchaser pursuant to Section 2.02;

(v) all cash and other assets of employee benefit plans and any related trusts, except as provided in Article IX;

(vi) the Personal Property identified on Section 1.02(c)(vi) of the Seller Disclosure Schedule (collectively, the “Excluded Personal Property”);

(vii) (A) all Intellectual Property, (B) all software of Seller and Selling Affiliates (including all related documentation); (C) all Facility Know-How of Seller and Selling Affiliates; and (D) all IT Know-How of Seller and Selling Affiliates, in each case other than the Transferred Software (collectively, the “Excluded Intellectual Property”);

(viii) all raw materials (including chemicals, intermediates, works-in-progress, solvents, excipients, packaging supplies, packaging components), clinical drug substance, active pharmaceutical ingredients, finished goods inventory and any other inventory;

(ix) the Contracts identified on Section 1.02(c)(ix) of the Seller Disclosure Schedule and all Contracts between Seller or an Affiliate of Seller on the one hand and another Affiliate of Seller on the other hand (collectively, the “Excluded Contracts”);

(x) the Permits identified on Section 1.02(c)(x) of the Seller Disclosure Schedule (the “Excluded Permits”);

(xi) the Other Rights identified on Section 1.02(c)(xi) of the Seller Disclosure Schedule (the “Excluded Other Rights”);

(xii) any rights of Seller or any Selling Affiliate arising from the litigation identified on Section 4.08 of the Seller Disclosure Schedule;

(xiii) all of the following: (A) any personnel records, except for those set forth in Section 1.02(a)(viii)(2); (B) any and all books and records prepared and maintained by Seller that do not relate solely and exclusively to the Acquired Assets specified in clauses (i) through (vii) of this Section 1.02(a); (C) any and all Tax records that relate primarily to Taxes that constitute Excluded Tax Liabilities or that relate to income Taxes; (D) any and all electronic mail, whether or not solely and exclusively related to the Acquired Assets; (E) any and all books and records, files, correspondence

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

or other records of Seller or any Selling Affiliate other than the Transferred Records; and (F) the Records identified on Section 1.02(c)(xiii) of the Seller Disclosure Schedule (collectively, the “Excluded Records”);

(xiv) all rights, claims and credits of Seller or any Selling Affiliate to the extent relating to any Excluded Asset or any Excluded Liability, including any such items arising under insurance policies and all guarantees, warranties, indemnities and similar rights in favor of Seller and Selling Affiliates in respect of any other Excluded Asset or any Excluded Liability;

(xv) any refund or credit of Seller’s or any of Selling Affiliates’ Taxes (including duties) to the extent attributable to any Pre-Closing Tax Period and any refund or credit of Taxes attributable to any Excluded Tax Liabilities;

(xvi) all insurance policies and insurance contracts insuring the operation of the Monte Villa Facility or the Acquired Assets, together with any claim, action or other right Seller or any Selling Affiliate might have for insurance coverage under any past and present policies and insurance contracts insuring the operation of the Monte Villa Facility or the Acquired Assets, in each case including any proceeds received from any such policy or contract prior to, on or after the Closing Date;

(xvii) all rights of Seller and Selling Affiliates under this Agreement and the other agreements and instruments executed and delivered in connection with this Agreement;

(xviii) all proprietary materials used for Seller’s and Selling Affiliates’ human resource program and supporting documentation thereto;

(xix) the BMS Names;

(xx) any equipment, machinery, furniture, or furnishings at the Monte Villa Facility set forth on Section 1.02(c)(xx) of the Seller Disclosure Schedule and any equipment, machinery, furniture, or furnishings as to which the Lessor acquires title during the term of or upon expiration or termination of the Lease; and

(xxi) except to the extent identified on a subsection of Section 1.02(a) of the Seller Disclosure Schedule as included in the Acquired Assets, all other properties, assets, goodwill and rights of Seller and Selling Affiliates of whatever kind and nature, real, personal or mixed, tangible or intangible, that are not used, held for use or intended to be used solely and exclusively in connection with, or that do not arise solely and exclusively out of, the Acquired Assets specified in clauses (i) through (v) of this Section 1.02(a).

SECTION 1.03 Assumed Liabilities.

(a) Upon the terms and subject to the conditions of this Agreement, Purchaser shall assume, effective as of the Closing, and from and after the Closing, Purchaser shall pay,

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perform and discharge when due, all of the following liabilities, obligations and commitments (“Liabilities”) of Seller or any Selling Affiliate, other than any Excluded Liability (the “Assumed Liabilities”), in each case without further recourse to Seller or any Selling Affiliate:

(i) all Liabilities arising out of or relating to Purchaser or any of its Affiliates or their respective successors or assigns being the owner or occupant of, or the operator of any activities conducted at the Monte Villa Facility, at any time on or after the Closing Date;

(ii) all Liabilities under or otherwise arising out of or relating to the Transferred Contracts (including all Liabilities arising out of or relating to any termination or announcement or notification of an intent by any party to terminate any such Transferred Contract, but excluding Accounts Payable), but only to the extent such Liabilities thereunder are required to be performed on or after the Closing Date, and do not result from any failure to perform, improper performance, warranty or other breach, default or violation by Seller or any Selling Affiliate prior to the Closing Date;

(iii) all Liabilities under Environmental Laws to the extent relating to or arising out of the Acquired Assets, the ownership, sale, use or lease of the Acquired Assets, the Monte Villa Facility, or for the operation of the Monte Villa Facility, arising on or after the Closing Date, other than the Excluded Environmental Liabilities;

(iv) all Liabilities to the extent relating to or arising out of (A) the Transferred Permits, including any failure to comply with any Transferred Permit, and (B) any failure of Purchaser to obtain or maintain any Permit required for the operation of the Monte Villa Facility or the Acquired Assets or the ownership, sale, use or lease of the Acquired Assets, in each case arising on or after the Closing Date;

(v) all Liabilities in respect of any lawsuits, claims, actions or proceedings arising out of or relating to the operation of the Monte Villa Facility or the Acquired Assets or the ownership, sale, use or lease of any of the Acquired Assets, arising on or after the Closing Date to the extent they do not relate to events, circumstances or actions occurring or existing prior to the Closing Date;

(vi) all accounts payable, accrued expenses and other current Liabilities relating to the Acquired Assets or operation of the Monte Villa Facility arising on or after the Closing Date;

(vii) all Liabilities for Taxes arising out of or relating to or in respect of the operation of the Monte Villa Facility or the Acquired Assets for any Post-Closing Tax Period (irrespective of when asserted), other than any Excluded Tax Liabilities;

(viii) all Liabilities for transfer, documentary, sales, use, registration, value-added and other similar Taxes, notarial tariffs, and related amounts (including any penalties, interest and additions to Tax) incurred in connection with this Agreement, the Other Transaction Documents, the Acquisition and the other Transactions (“Transfer Taxes”);

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(ix) all Liabilities arising out of or relating to the employment, engagement or termination thereof of any current or former Facility Employee as well as any current or former consultants or independent contractors engaged in connection with the operation of the Monte Villa Facility on or after the Closing Date, and including any Liabilities that Purchaser is expressly required to assume pursuant to Article IX; and

(x) all other Liabilities of Seller or any Selling Affiliate of whatever kind and nature, primary or secondary, direct or indirect, absolute or contingent, known or unknown, whether or not accrued, in each case to the extent arising out of or relating to the operation of the Monte Villa Facility on or after the Closing Date or the ownership, sale, use or lease of any of the Acquired Assets on or after the Closing Date, including Liabilities arising out of or relating to any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity in each case to the extent they relate to events, circumstances or actions occurring or existing on or after the Closing Date.

(b) Notwithstanding any other provision of this Agreement, Purchaser shall not assume any Excluded Liability. Following the Closing, the Seller or any Selling Affiliate shall retain and pay, perform and discharge the Excluded Liabilities when due. The term “Excluded Liability” means, without duplication, the following liabilities of Seller and Selling Affiliates:

(i) all Liabilities, to the extent related to or arising out of any Excluded Asset;

(ii) all Accounts Payable;

(iii) all Liabilities for Taxes (irrespective of when asserted), other than a Transfer Tax, (A) arising out of or relating to or in respect of any business, asset, property or operation of Seller or any Selling Affiliate (including any Taxes relating to or arising out of the operation of the Monte Villa Facility or the Acquired Assets) or (B) imposed on Seller or any Selling Affiliate, in each case for any Pre-Closing Tax Period (“Excluded Tax Liability”);

(iv) all Liabilities arising out of or relating to the employment, engagement or termination thereof of any current or former consultants, independent contractors or employees engaged in connection with the operation of the Monte Villa Facility, prior to the Closing Date;

(v) all Liabilities in respect of any lawsuits, claims, actions or proceedings arising out of or relating to the operation of the Monte Villa Facility or the Acquired Assets or the ownership, sale, use or lease of any of the Acquired Assets, arising prior to the Closing Date or from events, circumstances or actions occurring or existing prior to the Closing Date including the litigation identified on Section 4.08 of the Seller Disclosure Schedule;

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(vi) all Liabilities for cleanup or remediation required by applicable Environmental Law, and all Liabilities for fines, penalties, or damages resulting from a third party or governmental claim and incurred pursuant to applicable Environmental Law, in each case arising out of or relating to (a) the Acquired Assets, the ownership, sale, use or lease of the Acquired Assets, the Monte Villa Facility, or for the operation of the Monte Villa Facility arising prior to the Closing Date (and irrespective of when asserted) and (b) the matters set forth on Section 1.03(b)(vi) of the Seller Disclosure Schedule (the “Excluded Environmental Liabilities”);

(vii) all Liabilities arising out of or relating to Seller or any of its Affiliates or their respective successors or assigns being the owner or occupant of, or the operator of any activities conducted at the Monte Villa Facility, at any time prior to the Closing Date; provided, however, that the foregoing shall not include any Liabilities arising out of or relating to Purchaser’s exercise of the option to acquire the Monte Villa Facility;

(viii) other than any executory portion thereof requiring performance following the Closing Date, all Liabilities under or otherwise arising out of or relating to the Transferred Contracts arising prior to the Closing Date; and

(ix) all other Liabilities not included as Assumed Liabilities.

(c) Each of Purchaser’s and Seller’s respective obligations under this Section 1.03 to assume or retain a Liability will not be subject to offset or reduction by reason of any actual or alleged breach of any representation, warranty or covenant contained in this Agreement or any Other Transaction Document or any right or alleged right to indemnification hereunder; provided that this Section 1.03(c) shall not limit or otherwise affect the rights or remedies available hereunder to a party (including pursuant to the provisions of Article X).

SECTION 1.04 Risk of Loss. Any loss of or damage to the Acquired Assets occurring prior to the Closing Date from fire, casualty or any other occurrence shall be the sole responsibility of Seller or any Selling Affiliate. On the Closing Date, title to the Acquired Assets shall be transferred to Purchaser, and Purchaser shall thereafter bear all risk of loss associated with the Acquired Assets and be solely responsible for procuring adequate insurance to protect the Acquired Assets against any such loss.

SECTION 1.05 Consents of Third Parties; Shared Contracts.

(a) Notwithstanding anything in this Agreement to the contrary, other than as set forth on Section 1.05(a) of the Seller Disclosure Schedule, this Agreement shall not constitute an agreement to assign, directly or indirectly, any asset (including any Contract or Permit) or claim or right or any benefit arising under or resulting from such asset if an attempted assignment thereof, without the consent of a third party, including any Governmental Entity, would constitute a breach or other contravention of any Applicable Law or of the rights of such third party, would be ineffective with respect to any party to an agreement concerning such asset, or would in any way adversely affect the rights of Seller or any Selling Affiliate or, upon transfer, of Purchaser. If any transfer or assignment by Seller or any Selling Affiliate to, or any

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

assumption by Purchaser of, any interest in, or liability, obligation or commitment under, any asset, claim or right requires the consent of a third party, then such transfer or assumption shall be deemed made subject to such consent being obtained, at the sole responsibility and risk of Purchaser and neither Seller nor any Selling Affiliate shall be responsible if any such consent is not obtained, subject to Seller’s other obligations set forth in this Section 1.05. Seller shall, and shall cause the Selling Affiliates to, use reasonable efforts to obtain any such required consents prior to the Closing Date; provided, that for the avoidance of doubt, Seller or any Selling Affiliate shall not be responsible for any costs related to obtaining such required consents; and provided further, that any Contract for which consent to assignment is required but not obtained shall not be deemed a Transferred Contract unless and until such consent is obtained.

(b) If any consent referred to in Section 1.05(a) is not obtained prior to the Closing, Seller and Purchaser shall cooperate in any lawful and reasonable arrangement proposed by Purchaser (not including the payment by Seller or any of the Selling Affiliates of any compensation or other consideration) under which Purchaser shall obtain substantially similar economic claims, rights and benefits under the asset, claim or right with respect to which the consent has not been obtained in accordance with this Agreement; provided, however, that Purchaser shall pay or satisfy all the costs, expenses, obligations and liabilities reasonably incurred by Seller or the Selling Affiliates in connection with any such alternative arrangements. Such reasonable arrangement may include (i) the subcontracting, sublicensing or subleasing to Purchaser of any and all rights of Seller or the Selling Affiliates against the other party to such third-party agreement arising out of a breach or cancellation thereof by the other party, and (ii) the enforcement by Seller or the Selling Affiliates of such rights; provided, however, that Seller’s obligations under this Section 1.05(b) shall not extend beyond one hundred eighty (180) days following the Closing Date.

(c) Commencing on the date hereof and continuing for a period of sixty (60) days following the Closing, Purchaser and Seller shall each use reasonable best efforts to cooperate with each other to (i) identify Shared Contracts, if any, that are material to the Acquired Assets and (ii) for a period of ninety (90) days following the Closing, assist Purchaser in entering into alternative, stand-alone arrangements with such third parties with respect to the matters related to the Acquired Assets in such Shared Contracts. Each of Seller and Purchaser shall be responsible for its own costs in providing such cooperation; provided, that neither party hereto shall be required to make any payments to any third parties in connection with such cooperation.

SECTION 1.06 Refunds and Remittances.

(a) Received by Seller. After the Closing, if Seller or any Selling Affiliate receives (i) any refund or other amount which is an Acquired Asset or is otherwise properly due and owing to Purchaser in accordance with the terms of this Agreement, or (ii) any refund or other amount which is related to claims or other matters for which Purchaser is responsible hereunder, and which amount is not an Excluded Asset, or is otherwise properly due and owing to Purchaser in accordance with the terms of this Agreement, Seller promptly shall remit, or shall cause to be remitted, such amount to Purchaser at the address set forth on Section 12.06.

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(b) Received by Purchaser. After the Closing, if Purchaser receives (i) any refund or other amount which is an Excluded Asset or is otherwise properly due and owing to Seller or any Selling Affiliate in accordance with the terms of this Agreement, or (ii) any refund or other amount which is related to claims or other matters for which Seller or any Selling Affiliate is responsible hereunder, and which amount is not an Acquired Asset, or is otherwise properly due and owing to Seller or any Selling Affiliate in accordance with the terms of this Agreement, Purchaser promptly shall remit, or shall cause to be remitted, such amount to Seller at the address set forth on Section 12.06.

ARTICLE II

CLOSING; PURCHASE PRICE ADJUSTMENT

SECTION 2.01 Closing.

(a) The closing of the Acquisition (the “Closing”) shall be held at the offices of Covington & Burling LLP, 620 Eighth Avenue, New York, New York, on the fifth (5th) business day after each of the conditions set forth in Article III (other than (i) delivery of items to be delivered at the Closing and (ii) satisfaction or, to the extent permitted by Applicable Law, waiver of conditions that by their nature are to be satisfied at Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or, to the extent permitted by Applicable Law, waiver of such conditions at the Closing) have been satisfied (or, to the extent permitted by Applicable Law, waived) or at such other place, time and date as shall be agreed between Purchaser and Seller. The closing of the Acquisition shall be deemed to be effective as of 12:00:01 a.m., New York time, on the date (such date, the “Closing Date”) immediately following the date of the Closing.

(b) At the Closing, Purchaser shall deliver or cause to be delivered to Seller (or its designee):

(i) by wire transfer on the Closing Date to a bank account designated in writing by Seller not less than three (3) business days prior to the Closing pursuant to a notice substantially in the form of Exhibit A, immediately available funds in an amount equal to (A) the sum of (x) the Purchase Price plus (y) an amount equal to the amount of Transfer Taxes owed in connection with the transactions contemplated by the Transaction Documents (the Purchase Price plus an amount equal to the amount of Transfer Taxes owed in connection with the transactions contemplated by the Transaction Documents is hereinafter called the “Closing Date Amount”) and (B) the amount contemplated by Section 2.02;

(ii) such instruments of sale, assignment, transfer and conveyance as Seller may reasonably request to effect or evidence the purchase of the Acquired Assets and the assumption of the Assumed Liabilities by Purchaser, in each case duly executed by an authorized officer of Purchaser (it being understood that such instruments shall not require Purchaser to make any additional representations, warranties or covenants, expressed or implied, not contained in this Agreement);

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(iii) a counterpart of the Quality Agreement, duly executed by an authorized officer of Purchaser;

(iv) a counterpart to the Transitional Services Agreement, duly executed by an authorized officer of Purchaser;

(v) a counterpart to the Supply Agreement, duly executed by an authorized officer of Purchaser;

(vi) a counterpart to the Lease Termination duly executed by Purchaser; and

(vii) the certificate required to be delivered under Section 3.03(a).

(c) At the Closing, Seller shall deliver or cause to be delivered to Purchaser:

(i) such instruments of sale, assignment, transfer and conveyance as may be reasonably requested by Purchaser to effect or evidence the transfer of the Acquired Assets and the Assumed Liabilities to Purchaser, in each case duly executed by an authorized officer of Seller or the applicable Selling Affiliate (it being understood that such instruments shall not require Seller or any Selling Affiliate to make any additional representations, warranties or covenants, expressed or implied, not contained in this Agreement);

(ii) a counterpart of the Quality Agreement, duly executed by an authorized officer of Seller;

(iii) a counterpart to the Transitional Services Agreement, duly executed by an authorized officer of Seller;

(iv) a counterpart to the Supply Agreement, duly executed by an authorized officer of Seller;

(v) a counterpart to the Lease Termination duly executed by Seller; and

(vi) evidence of the assignment of any transferred third party manufacturing agreements and other Transferred Contracts listed on Section 2.01(c) of the Seller Disclosure Schedule; and

(vii) the certificate required to be delivered under Section 3.02(a).

SECTION 2.02 Expense Apportionment. Seller and Purchaser acknowledge that certain expenses related to the operation of the Monte Villa Facility and the Acquired Assets are prepaid by Seller or Selling Affiliates. Accordingly, the items listed below shall be apportioned between Seller and Purchaser, with Seller being responsible for all such expenses which are incurred in the ordinary course and are attributable to periods on or prior to the Closing Date (or with respect to any real estate Taxes, are attributable to any Pre-Closing Tax Period), and

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Purchaser reimbursing Seller and/or the Selling Affiliate for all such expenses prepaid by Seller or Selling Affiliates and attributable to periods after the Closing Date (or with respect to any real estate Taxes, are attributable to any Post-Closing Tax Period) to the extent Seller provides reasonable written evidence of such payments:

(a) prepaid rent (but excluding any free-rent or rent abatement amounts, which amounts shall not be reimbursed to Seller and/or the Selling Affiliates) and any other amounts prepaid under leases of real or personal property that are included in the Acquired Assets;

(b) utility company charges, including electricity, gas, fuel, water and sewer charges for the Acquired Assets; and

(c) real estate Taxes, general and special assessments and other public or private charges solely related to the ownership or operation of the Monte Villa Facility or the Acquired Assets; provided, that both (i) the [ * ] amount of one (1) day of the July, 2017 rent and (ii) the [ * ] amount of unpaid 2017 real estate tax, as set forth in the Proposed Proration Statement, dated July 25, 2017, will be excluded from Sections 2.02(a), 2.02(b) and 2.02(c).

Not later than three (3) business days prior to the Closing, Seller shall prepare in good faith and deliver to Purchaser a statement setting forth the amount of any such prepaid expenses and enclosing copies of the applicable written evidence, and Purchaser shall pay such amount to Seller at the Closing. During the period of thirty (30) days after the Closing, either party may request an adjustment in the amount of prepaid expenses paid at Closing pursuant to this Section 2.02 by presenting a written demand therefore together with reasonable evidence of such expenses, and following any such request, the parties hereto shall endeavor in good faith to agree to such adjustment.

SECTION 2.03 Withholding. Purchaser shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld under Tax law; provided, that Purchaser shall notify Seller in writing of its intention to deduct and withhold such amounts and the reason therefore at least ten (10) days prior to the Closing Date. To the extent that such timely notice is provided to Seller and amounts are so deducted, withheld and timely paid over to the appropriate Governmental Entity by Purchaser, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made. If any withholding obligation may be avoided by the applicable person providing information or documentation to Purchaser, Purchaser shall request such information in writing from the applicable person at least ten (10) days prior to the Closing Date.

ARTICLE III

CONDITIONS TO CLOSING

SECTION 3.01 Conditions to Obligations of Each Party. The obligation of each of Purchaser and Seller to effect the Transactions is subject to the satisfaction as of the Closing of the following conditions:

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(a) No Legal Prohibition. No action or proceeding to implement any such restraints or prohibitions shall have been commenced by any Governmental Entity and no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Transactions shall have been issued by any Governmental Entity, court of competent jurisdiction and remain in effect, and no material law shall have been enacted since the date of this Agreement that prohibits the Acquisition or makes the consummation of the Transactions illegal.

SECTION 3.02 Conditions to Obligations of Purchaser. The obligation of Purchaser to effect the Transactions is subject to the satisfaction (or written waiver by Purchaser) as of the Closing of the following conditions:

(a) Representations and Warranties; Covenants. The representations and warranties of Seller in Section 4.01 and Section 4.02(a)(i) shall be true and correct in all material respects as of the time of the Closing as though made as of such time, without taking into account any materiality qualification therein. The representation and warranty of Seller contained in Section 4.09(a) shall be true and correct as of the time of the Closing as though made as of such time. In the case of each representation and warranty in Article IV other than Section 4.01, Section 4.02(a)(i) and Section 4.09(a), such representations and warranties shall be true and correct as of the time of Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date), in each case except for breaches as to matters that, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. Seller shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Seller by the time of the Closing. Seller shall have delivered to Purchaser a certificate dated the Closing Date and signed by an authorized officer of Seller confirming the foregoing.

SECTION 3.03 Conditions to Obligation of Seller. The obligation of Seller to effect the Transactions is subject to the satisfaction (or written waiver by Seller) as of the Closing of the following conditions:

(a) Representations and Warranties; Covenants. The representations and warranties of Purchaser made in Section 6.01 and Section 6.02(a)(i) shall be true and correct in all material respects as of the time of the Closing as though made as of such time, without taking into account any materiality qualification therein. In the case of each representation and warranty in Article VI other than Section 6.01 and Section 6.02(a)(i), such representations and warranties shall be true and correct as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date), without taking into account any materiality qualification therein. Purchaser shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser by the time of the Closing. Purchaser shall have delivered to Seller a certificate dated the Closing Date and signed by an authorized officer of Purchaser confirming the foregoing.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SECTION 3.04 Waiver of Closing Conditions. The parties hereto acknowledge and agree that if Purchaser or Seller has actual knowledge of a failure of any condition set forth in Section 3.01, Section 3.02 or Section 3.03, respectively (a “Closing Condition Failure”), and such party proceeds with the Closing, such party shall be deemed to have waived such condition, and such party and its successors, assigns and Affiliates shall not be entitled to be indemnified pursuant to Article X, to sue for damages or to assert any other right or remedy for any Losses arising from any matters giving rise to or otherwise underlying such Closing Condition Failure, notwithstanding anything to the contrary contained herein or in any certificate delivered pursuant hereto.

SECTION 3.05 Frustration of Closing Conditions. Neither Purchaser nor Seller may rely on the failure of any condition set forth in this Article III to be satisfied if such failure was caused by such party’s failure to act in good faith or to use its reasonable best efforts to cause the Closing to occur, as required by Section 8.04.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the Seller Disclosure Schedule accompanying this Agreement (the “Seller Disclosure Schedule”) (provided, however, that the disclosure of an item in one section of the Seller Disclosure Schedule shall be deemed to constitute disclosure of an item in all other sections of the Seller Disclosure Schedule to the extent it is reasonably apparent that such disclosure is relevant to the representations and warranties of Seller which correspond to such other section of the Seller Disclosure Schedule), Seller hereby represents and warrants to Purchaser as follows:

SECTION 4.01 Organization, Standing and Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware (U.S.A.) and has full corporate power and authority to own, operate or lease the Acquired Assets and to operate the Monte Villa Facility as currently operated. Each Selling Affiliate is a legal entity, duly organized, validly existing or incorporated, as the case may be, and, where applicable, in good standing under the laws of the jurisdiction of its organization. Seller and each of the Selling Affiliates has all requisite corporate or other entity power and authority to enter into this Agreement and the Other Transaction Documents to which it is, or is specified to be, a party and to consummate the Transactions. All necessary corporate or other entity acts and other proceedings required to be taken by Seller and/or each Selling Affiliate to authorize the execution, delivery and performance of this Agreement and the Other Transaction Documents to which it is, or is specified to be, a party and to consummate the Transactions have been duly and properly taken. This Agreement has been duly executed and delivered by Seller and, assuming this Agreement has been duly authorized, executed and delivered by Purchaser, constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought. The Other Transaction Documents on the Closing Date will be duly executed by Seller and upon the due authorization, execution and delivery by each other party to the Other Transaction Documents will constitute, legal, valid and binding obligations of such persons (including, where

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applicable, Seller and/or any Affiliates of Seller), enforceable against such persons in accordance with their terms, except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

SECTION 4.02 No Conflicts; Consents.

(a) The execution, delivery and performance of this Agreement by Seller do not, and the execution, delivery and performance of the Other Transaction Documents by Seller and the Selling Affiliates specified to be parties thereto will not, and the consummation of the Transactions and compliance with the terms and conditions hereof and thereof will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of consent, termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any liens, claims, encumbrances, security interests, options, charges, set-offs, mortgages, deeds of trust, conditional sales or other title retention agreements, pledges, hypothecations or restrictions of any kind, whether arising by agreement, statute or otherwise (“Liens”) (other than Permitted Liens or Liens arising from acts of Purchaser or its Affiliates) upon any of the Acquired Assets under, any provision of (i) the certificate of incorporation, by-laws or other organizational documents of Seller or of any Selling Affiliate which is party to any Other Transaction Document, (ii) except as set forth on Section 4.02(a)(ii) of the Seller Disclosure Schedule, any note, loan or credit agreement, bond, debenture, mortgage, indenture, lease or other contract, agreement, instrument, obligation, license, commitment, understanding, arrangement, or restriction of any kind or character by which any of the Acquired Assets may be bound or affected (including any Transferred Contract), or (iii) except as set forth on Section 4.02(a)(iii) of the Seller Disclosure Schedule and assuming that all consents, approvals, exemptions, licenses, permits, orders, authorizations, registrations, declarations and filings with Governmental Entities referred to in Section 4.02(b) have been obtained or made, any judgment, order or decree, or Applicable Law applicable to Seller or the Acquired Assets.

(b) No consent, approval, exemption, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Seller in connection with the execution, delivery and performance of this Agreement, the Other Transaction Documents or the consummation of Transactions other than (i) those that may be required solely by reason of Purchaser’s (as opposed to any other third party’s) participation in the Transactions or by execution of this Agreement or any of the Other Transaction Documents, (ii) compliance with and filings under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, (iii) compliance with and filings or notices required by the rules and regulations of the New York Stock Exchange, and (iv) those set forth on Section 4.02(b) of the Seller Disclosure Schedule.

SECTION 4.03 Taxes.

(a) Except as set forth on Section 4.03 of the Seller Disclosure Schedule, there are no Liens for Taxes upon the Acquired Assets (other than Permitted Liens) nor, to Seller’s knowledge, is any taxing authority in the process of imposing any Liens for Taxes on any of the

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Acquired Assets (other than for current Taxes not yet due and payable). Seller is not a party to any Action by any taxing authority with respect to the operation of the Monte Villa Facility or the Acquired Assets. There are no pending or, to Seller’s knowledge, threatened Actions by any taxing authority with respect to the operation of the Monte Villa Facility or any Acquired Asset.

(b) All Tax Returns required to be filed on or prior to the Closing Date by Seller or an Selling Affiliate with respect to any Tax related to the Acquired Assets or the operation of the Monte Villa Facility have been duly and timely filed and are true, complete and correct in all respects, and all Taxes shown due on such Tax Returns have been timely paid.

(c) Seller is not a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2.

(d) Seller is not, and has not been, a party to, or a promoter of, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011 4(b).

SECTION 4.04 Good and Valid Title to Acquired Assets.

(a) Seller or a Selling Affiliate has good and valid title to all material Transferred Personal Property, material Transferred Permits and material Transferred Records, in each case free and clear of all Liens, except (i) such as are set forth on Section 4.04(a) of the Seller Disclosure Schedule; (ii) mechanics’, carriers’, workmen’s, repairmen’s or other like Liens arising or incurred in the ordinary course of business; (iii) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice which do not, individually or in the aggregate, materially impair the continued use and operation of the Acquired Assets to which they relate; and (iv) Liens for Taxes and other governmental charges which are not due yet and payable or which may thereafter be paid without penalty, or which are being disputed in good faith by Seller or a Selling Affiliate; (v) other imperfections of title or encumbrances, if any, which do not, individually or in the aggregate, materially impair the continued use and operation of the Acquired Assets to which they relate, (vi) zoning and building codes and other, similar laws, orders, rules and regulations; and (vii) other recorded and/or unrecorded Liens, monetary or otherwise, on any fee interest in the Monte Villa Facility, including easements, covenants, rights-of-way and other similar restrictions (the Liens described in clauses (i), (ii), (iii), (iv), (v), (vi), and (vii) above are hereinafter referred to collectively as “Permitted Liens”). Seller or a Selling Affiliate is in possession and control of all such Acquired Assets other than Transferred Inventory that is in the possession of one or more distributors. None of the items set forth in clauses (vi) and (vii) and, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect.

(b) Except for Section 4.04(a)(vi) and (vii) and the last sentence of Section 4.04(a) with respect to real property, Section 4.04(a) does not relate to real property or interests in real property or Contracts, such items being the subjects of Section 4.05 and Section 4.06.

(c) The items of Transferred Personal Property included in the Acquired Assets are in good operating condition and repair and are adequate for the uses to which they are

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being put, and none of such items of Transferred Personal Property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. Assuming all consents, waivers, approvals, licenses, Permits, orders, authorizations, registrations, declarations, filings or notifications required to be made or obtained by Purchaser in connection with the execution, delivery and performance of this Agreement, the Other Transaction Documents and the transactions contemplated hereby and thereby are so made or obtained, the Acquired Assets and the assets, rights and properties acquired by Purchaser pursuant to the PSA, pursuant to the Assignment and Assumption of Purchase Agreement dated as of July 30, 2017 between Tenant and Purchaser), taken as a whole, will be sufficient in all material respects for the operation by Purchaser of the Monte Villa Facility immediately following the Closing in substantially the same manner as conducted immediately prior to the Closing, except that (i) Purchaser will not acquire any assets, rights or properties that are necessary for the provision of the services to be provided by Seller or any of its Affiliates to Purchaser hereunder and pursuant to the Other Transaction Documents or the provision of any other services provided by Seller or any of its Affiliates to the Monte Villa Facility immediately prior to the Closing that will terminate as of the Closing, (ii) Purchaser will not acquire the Excluded Assets and (iii) Purchaser will not acquire the BMS Names.

SECTION 4.05 Lease.

(a) Seller has not received any written notice of (i) violations in any material respect of building codes and/or zoning ordinances or other Applicable Laws affecting the Monte Villa Facility, (ii) existing, pending or threatened condemnation proceedings affecting in any material respect the Monte Villa Facility, or (iii) existing, pending or threatened zoning, building code or other moratorium proceedings, or similar matters which could reasonably be expected to adversely affect in any material respect the ability to operate the Monte Villa Facility as currently operated. Neither the whole nor any material portion of the Monte Villa Facility has been damaged or destroyed by fire or other casualty.

(b) Seller has provided to Purchaser a true, accurate and complete, in all material respects, copy of the Lease.

SECTION 4.06 Contracts.

(a) Section 1.02(a)(iii) of the Seller Disclosure Schedule is a true and correct list of each Transferred Contract that is:

(i) a lease or similar agreement with any person under which (A) Seller or a Selling Affiliate is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person or (B) Seller or a Selling Affiliate is a lessor or sublessor of, or makes available for use by any person, any tangible personal property owned or leased by Seller or a Selling Affiliate, in any such case which has an aggregate future liability or receivable, as the case may be, in excess of [ * ] and is not terminable by Seller or a Selling Affiliate by notice of not more than ninety (90) days for a cost of less than [ * ];

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(ii) (A) a continuing contract for the future purchase of materials, supplies or equipment (other than purchase contracts and orders for inventory in the ordinary course of business consistent with past practice) or (B) a management, service, consulting or other similar type of contract (other than contracts for services in the ordinary course of business), in any such case which has an aggregate future liability to any person in excess of [ * ] and is not terminable by Seller or a Selling Affiliate by notice of not more than ninety (90) days for a cost of less than [ * ];

(iii) an agreement, contract or other instrument under which Seller or a Selling Affiliate has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any person or any other note, bond, debenture or other evidence of indebtedness issued to any person;

(iv) an agreement, contract or other instrument, other than confirmatory purchase orders, made between Seller or a Selling Affiliate with any material customer or material supplier;

(v) an agreement, contract or other instrument that, following the consummation of the Transactions, would restrict the ability of Purchaser to compete with any person in any business or in any geographic area or to engage in any business or other activity, including any restrictions relating to “exclusivity” in favor of any person other than Seller or a Selling Affiliate;

(vi) an agreement, contract or other instrument pursuant to which rights to any material Transferred Software are licensed to Seller or a Selling Affiliate;

(vii) an agreement, contract or other instrument providing for the indemnification by Seller or any Selling Affiliate of any third party for any Tax or environmental Liability, or the assumption by Seller or any Selling Affiliate of any Tax or environmental Liability of any third party, in each case other than customary indemnification provisions incorporated in the ordinary course in Transferred Contracts that are not primarily related to the allocation of responsibility for Tax or environmental matters;;

(viii) an agreement, contract or other instrument that includes any powers of attorney with respect to any Acquired Assets; and

(ix) any other agreement, contract, lease, license, commitment or instrument to which Seller or a Selling Affiliate is a party or by or to which it is bound or subject which has an aggregate future liability to any person in excess of [ * ] and is not terminable by Seller or a Selling Affiliate by notice of not more than ninety (90) days for a cost of less than [ * ], other than the Lease.

(b) Except as set forth on Section 4.06(b) of the Seller Disclosure Schedule, each Transferred Contract is valid, binding and in full force and effect on the applicable Selling Affiliate, and, to the knowledge of Seller, the other party to each Transferred Contract, and, to the knowledge of Seller, is enforceable by Seller or a Selling Affiliate in accordance, in all

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material respects, with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally, general principles of equity and the discretion of courts in granting equitable remedies. Except as set forth on Section 4.06(b) of the Seller Disclosure Schedule, (i) Seller and the Selling Affiliates have performed all obligations required to be performed by them to date under the Transferred Contracts and are not (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder, and (ii) to the knowledge of Seller, no other party to any of the Transferred Contracts set forth on Section 1.02(a)(iii) of the Seller Disclosure Schedule, as of the date of this Agreement, is (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder, except in each case to the extent that such failure to perform, breach or default would not be reasonably likely to have a Material Adverse Effect.

SECTION 4.07 Transferred Permits. Except as set forth on Section 4.07 of the Seller Disclosure Schedule, all Transferred Permits are in full force and effect and are validly held by Seller or the Selling Affiliates, and Seller or the Selling Affiliates have complied with all terms and conditions thereof, except for any such invalidity or non-compliance that would not be reasonably likely to have a Material Adverse Effect. All fees and charges due and payable with respect to such Permits as of the date hereof have been paid in full. Except as set forth on Section 4.07 of the Seller Disclosure Schedule or as individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Transferred Permit.

SECTION 4.08 Litigation. Except as set forth on Section 4.08 of the Seller Disclosure Schedule, there are no Actions pending or, to Seller’s knowledge, threatened against or by Seller or any Selling Affiliate (a) relating to or affecting the operation of the Monte Villa Facility, the Acquired Assets or the Assumed Liabilities or (b) that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement and the Other Transaction Documents. Except as set forth on this Section 4.08 of the Seller Disclosure Schedule, as of the date of this Agreement, neither Seller nor any Selling Affiliate is a party or subject to or in default under any material judgment, complaint, order, rule, injunction, decree or any pending or, to the knowledge of Seller, threatened, investigation of any Governmental Entity or arbitration tribunal applicable to the operation of the Monte Villa Facility or any Acquired Asset or this Agreement and the Other Transaction Documents. This Section 4.08 does not relate to environmental matters, which are the subject of Section 4.11.

SECTION 4.09 Absence of Changes or Events.

(a) [ * ], there has not been any event, occurrence or development that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Purchaser acknowledges that a disruption to the operation of the Monte Villa Facility does not and shall not constitute a breach of this Section 4.09(a) to the extent that such disruption arises as a result of the announcement by Seller or a Selling Affiliate of its intention to sell the Monte Villa Facility, as a result of the execution of this Agreement or the consummation of the Transactions or as a result of the exercise of the ROFR and sale of the Property (as defined in the PSA) to Seller.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) [ * ], and except as set forth on Section 4.09(b) of the Seller Disclosure Schedule, Seller and the Selling Affiliates have caused the operation of the Monte Villa Facility to be conducted in all material respects in the ordinary course consistent with past practice, and neither Seller nor any Selling Affiliate has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 5.02, other than any actions that are expressly contemplated by this Agreement.

SECTION 4.10 Compliance with Applicable Laws. Except as set forth on Section 4.10 of the Seller Disclosure Schedule, Seller and the Selling Affiliates are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity, relating to the operation of the Monte Villa Facility or the ownership of Acquired Assets, in effect as of the date hereof (“Applicable Laws”), including those relating to occupational health and safety and those related to bribery and foreign asset control, except in each case for instances of noncompliance that, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. Except as set forth on Section 4.10 of the Seller Disclosure Schedule, (a) there are no outstanding orders of any Governmental Entity and no unsatisfied judgments, penalties or awards against, relating to or affecting in any material respect the operation of the Monte Villa Facility or the ownership or use of the Acquired Assets and (b) neither Seller nor any Selling Affiliate has received during the three (3) years prior to the date hereof any written or, to the knowledge of Seller, oral communication from a Governmental Entity that alleges that Seller or any Selling Affiliate is in violation in any material respect of any Applicable Laws with respect to the operation of the Monte Villa Facility or the ownership Acquired Assets, nor to the knowledge of Seller are any such governmental claims threatened. This Section 4.10 does not relate to matters with respect to Taxes, which are the subject of Section 4.03, to matters with respect to real property title, which are the subject of Section 4.05, to matters with respect to Permit compliance, which are the subject of Section 4.07, to environmental matters, which are the subject of Section 4.11, or to employee and labor matters, which are the subject of Section 4.12.

SECTION 4.11 Environmental Matters. Seller or a Selling Affiliate has provided or otherwise made available to Purchaser copies of certain environmental reports relating to the Acquired Assets which are identified on Section 4.11 of the Seller Disclosure Schedule (the “Environmental Reports”). Except as set forth in the Environmental Reports or otherwise set forth on Section 4.11 of the Seller Disclosure Schedule, and except as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, (i) to the knowledge of Seller, Seller and the Selling Affiliates (solely to the extent related to the Acquired Assets) are in compliance with all applicable Environmental Laws, (ii) to the knowledge of Seller, Seller and the Selling Affiliates (solely to the extent related to the Acquired Assets) are in compliance with all Environmental Permits required for them to conduct the operation of the Monte Villa Facility as currently conducted, (iii) to the knowledge of Seller or any Seller Affiliate, neither Seller nor a Selling Affiliate has received during the four (4) years prior to the date hereof any written communication from a Governmental Entity that alleges that Seller or a Selling Affiliate (solely to the extent related to the Acquired Assets) is in violation of or has liability under any Environmental Law in connection with the operation of the Monte Villa Facility, (iv) there are no pending or, to the knowledge of Seller or any Seller Affiliate, threatened claims, complaints, lawsuits, or proceedings against Seller or a Selling Affiliate relating to compliance with

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Environmental Laws or Environmental Permits connection with the operation of the Monte Villa Facility, and (v) to the knowledge of Seller and/or any Seller Affiliate, any Hazardous Material used by Seller and/or the Selling Affiliates (solely to the extent related to the Acquired Assets) has been used in material compliance with all applicable Environmental Laws. The representations and warranties made in this Section 4.11 are Seller’s exclusive representations and warranties relating to Environmental Laws, Environmental Permits or Hazardous Materials.

SECTION 4.12 Employee and Labor Matters.

(a) Except as set forth on Section 4.12(a) of the Seller Disclosure Schedule: (i) since January 11, 2011, there has never been, nor has there been any threat of, any labor strike, slowdown, work stoppage lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting Seller or any employees employed at the Monte Villa Facility; and (ii) none of Seller or any Selling Affiliate is a party to, bound by or negotiating any collective bargaining agreements or any labor union contracts with a union, works council or labor organization (collectively, “Union”) relating to the operation of the Monte Villa Facility, and there is not any Union representing or purporting to represent any employee of Seller or any Selling Affiliate employed at the Monte Villa Facility and, to the knowledge of Seller, no union organizational campaign is in progress with respect to the employees of Seller or a Selling Affiliate employed at the Monte Villa Facility; (iii) to the knowledge of Seller there are no Actions against Seller or any Selling Affiliate pending, or to the knowledge of Seller, threatened to be brought or filed, by or with any Governmental Entity, court or arbitrator in connection with the employment of any current or former applicant, employee, consultant, volunteer, intern or independent contractor at the Monte Villa Facility, including, without limitation, any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wages and hours or any other employment related matter arising under Applicable Laws; and (iv) Seller has not received written notice of the intent of any Governmental Entity responsible for the enforcement of labor or employment laws to conduct an investigation of the Monte Villa Facility and, to the knowledge of Seller, no such investigation is in progress.

(b) To the knowledge of Seller and to the extent not reasonably likely to result in material liability to Purchaser, each of Seller and any Selling Affiliate is and has been in compliance with all Applicable Laws pertaining to employment and employment practices to the extent they relate to employees at the Monte Villa Facility, including all Applicable Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence and unemployment insurance.

(c) Seller has made available a true and correct list of all employees and independent contractors and consultants, receiving a Form 1099 from Seller or a Selling Affiliate, working at the Monte Villa Facility as of the date hereof including any employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, and sets forth for each such individual the following: (i) name and title or position (including whether full or part time); (ii) hire date; (iii) current annual base compensation rate; (iv) commission, bonus or

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

other incentive-based compensation, including equity compensation; and (v) a description of the fringe benefits (other than fringe benefits offered under a Benefit Plan) provided to each such individual as of the date hereof. Section 4.12(c) of the Seller Disclosure Schedule contains a true and correct list of all third party vendors providing independent contractors and consultants including the rate at which each vendor is paid.

(d) Seller has complied with the WARN Act, and it has no plans to undertake any action prior to the Closing Date that would trigger the WARN Act.

(e) [ * ], except as set forth on Section 4.12(d) of the Seller Disclosure Schedule, there has not been any (i) grant of any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension or other compensation or benefits in respect of any current or former employees, officers, directors, independent contractors or consultants of Seller or a Selling Affiliate employed or engaged at the Monte Villa Facility, other than as provided for in any written agreements or required by Applicable Law, (ii) change in the terms of employment for any employee of Seller or a Selling Affiliate employed at the Monte Villa Facility or any termination of any such employees [ * ], or (iii) action to accelerate the vesting or payment of any compensation or benefit for any current or former employee, officer, director, consultant or independent contractor of Seller or a Selling Affiliate employed or engaged at the Monte Villa Facility; (iv) adoption, modification or termination of any: (A) employment, severance, retention or other agreement with any current or former employee, officer, director, independent contractor or consultant of Seller or a Selling Affiliate employed or engaged at the Monte Villa Facility, (B) Benefit Plan (other than with respect to changes in Benefit Plans that apply generally to employees of Seller or a Selling Affiliate employed outside the Monte Villa Facility), or (C) collective bargaining or other agreement with a Union, in each case whether written or oral in respect of any current employees of Seller or a Selling Affiliate employed or engaged at the Monte Villa Facility.

SECTION 4.13 Pro Forma Financial Information.

(a) Section 4.13(a) of the Seller Disclosure Schedule sets forth the balances for individual line items corresponding to the Acquired Assets and the Assumed Liabilities, in each case, as of June 30, 2017, as if the Closing had occurred on such date (the “Statement of Pro Forma Balances”).

(b) The individual line items on the Statement of Pro Forma Balances have been derived from the internal books and records of Seller or Selling Affiliate and have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the period involved. The Statement of Pro Forma Balances fairly present the Acquired Assets and Assumed Liabilities for the period indicated, but do not necessarily reflect what the financial position of the Monte Villa Facility would have been had the Monte Villa Facility been operated as a standalone entity as of the date indicated.

SECTION 4.14 Insurance. Section 4.14 of the Seller Disclosure Schedule sets forth (a) a true and complete list of all current third party loss shifting (i.e., excluding any captive) policies or binders of fire, liability, umbrella liability, real and personal property, workers’ compensation, vehicular, and other casualty and property insurance maintained by

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Seller or any Selling Affiliate and relating to the operation of the Monte Villa Facility, the Acquired Assets or the Assumed Liabilities (collectively, the “Insurance Policies”) and (b) with respect to the operation of the Monte Villa Facility, the Acquired Assets or the Assumed Liabilities, a list of all pending claims and the claims history for Seller [ * ]. There are no claims related to the operation of the Monte Villa Facility, the Acquired Assets or the Assumed Liabilities pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. Neither Seller nor any of the Selling Affiliates has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. All premiums due on such Insurance Policies have either been paid or, if not yet due, accrued. All such Insurance Policies (i) are in full force and effect and enforceable in accordance with their terms; and (ii) have not been subject to any lapse in coverage. None of Seller or any of the Selling Affiliates is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any such Insurance Policy.

SECTION 4.15 Fees. No broker, finder or investment banker has acted for Seller or any Selling Affiliate in connection with this Agreement or the Transactions or is entitled to any brokerage fee, finder’s fee or commission in respect thereof.

SECTION 4.16 Transferred Software.

(a) To the knowledge of Seller, the use of the Transferred Software in connection with the operation of the Monte Villa Facility does not infringe, dilute, misappropriate or otherwise violate, the Intellectual Property or other rights of any person.

(b) There are no Actions (including any oppositions, interferences or re-examinations) settled, pending or, to the knowledge of Seller, threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, dilution or violation of the Intellectual Property of any person by Seller in connection with the operation of the Monte Villa Facility or use of the Transferred Software or (ii) challenging Seller’s rights with respect to any Transferred Software.

ARTICLE V

COVENANTS OF SELLER

SECTION 5.01 Access. From the date hereof to the Closing, Seller shall, and shall cause the Selling Affiliates to, give Purchaser and its representatives, employees, counsel and accountants reasonable access, during normal business hours and upon reasonable advance notice, to (a) the Acquired Assets, (b) the Facility Employees and (c) the accounting books and records for the operation of the Monte Villa Facility; provided, however, that such access (i) does not unreasonably disrupt the normal operations of Seller or Selling Affiliates or the operation of the Monte Villa Facility, (ii) would not be reasonably expected to violate any attorney-client privilege of Seller or Selling Affiliates or violate any Applicable Law or require any third party consent and (iii) would not reasonably be expected to breach any duty of confidentiality owed to any person, whether the duty arises contractually, statutorily or otherwise. Such rights of access explicitly exclude any Phase II environmental investigations, or

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

any other intrusive or invasive sampling, including testing of soil, surface water or groundwater, or air at any owned property.

SECTION 5.02 Ordinary Conduct.

(a) Except as required by Applicable Law or as set forth on Section 5.02 of the Seller Disclosure Schedule, and except as consented to in writing by Purchaser (which consent shall not be unreasonably withheld, conditioned, or delayed) or otherwise contemplated by the terms of this Agreement or of any Other Transaction Document, from the date hereof until the Closing, Seller shall, and shall cause the Selling Affiliates to, cause the operation of the Monte Villa Facility to be conducted in all material respects in the ordinary course in substantially the same manner as currently conducted, and shall, and shall cause the Selling Affiliates to, use reasonable best efforts consistent with past practices to preserve the relationships with customers, suppliers, distributors and others with whom the Seller or Selling Affiliate, for the operation of the Monte Villa Facility, has a material business relationship.

(b) Except as required by Applicable Law or as set forth on Section 5.02 of the Seller Disclosure Schedule or otherwise contemplated by the terms of this Agreement, from the date hereof until the Closing, Seller shall not, and shall not permit a Selling Affiliate to, do any of the following in connection with the operation of the Monte Villa Facility without the prior written consent of Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed):

(i) grant to any employee of the Monte Villa Facility any increase in compensation or benefits, except in the ordinary course of business consistent with past practice or as may be required under existing agreements or Applicable Law and except for any increases for which Seller or a Selling Affiliate shall be solely obligated;

(ii) terminate (other than for cause) any employee of the Monte Villa Facility other than in the ordinary course of business consistent with past practice and other than as contemplated by Article IX hereof;

(iii) enter into any new employment agreements relating to the operation of the Monte Villa Facility, provided that (A) Seller may, subject to clause (B), (1) hire to fill positions that are vacant as set forth on Section 9.01 of the Seller Disclosure Schedule and (2) hire to fill any position that becomes vacant on or after the date hereof if Seller reasonably determines that filling such position is reasonably necessary for the operation of the Monte Villa Facility; (B) Purchaser’s written approval shall be required before entering into any employment agreement having an individual value in excess of [ * ], which approval shall not be unreasonably withheld; and (C) Seller shall provide prompt notice to Purchaser of any employees hired in connection with the operation of the Monte Villa Facility on or after the date hereof;

(iv) enter into any transaction relating to the operation of the Monte Villa Facility or the Acquired Assets with or for the benefit of any other Affiliate of Seller other than sales of goods or services in the ordinary course of business consistent with past practice;

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(v) permit, allow or suffer any Acquired Asset to become subjected to any Lien, other than a Permitted Lien, which would have been required to be set forth on Section 4.03, Section 4.04 or Section 4.05 of the Seller Disclosure Schedule if existing on the date of this Agreement;

(vi) sell, lease, otherwise dispose of, or remove from the Monte Villa Facility any Acquired Assets with a value in excess of [ * ], except for sales of raw materials, work-in-process, supplies, parts, spare parts and other inventories in the ordinary course of business consistent with past practice;

(vii) fail to maintain the Monte Villa Facility, the Transferred Personal Property or the Transferred Software in all material respects in substantially the same working order and condition as of the date of this Agreement (ordinary wear and tear excepted);

(viii) fail to perform or comply in all material respects with all of its obligations under the Transferred Contracts or the Transferred Permits, or enter into, assume, modify or amend in any material respect or terminate or waive any Transferred Contract or Transferred Permit or other contract or permit that would be a Transferred Contract or Transferred Permit, as applicable, if entered into and that would restrict or otherwise impair the use and value of any Acquired Asset, or modify or terminate any material right thereunder, except for renewals, extensions or other modifications or amendments in the ordinary course of business consistent with past practice;

(ix) allow to lapse, fail to maintain or preserve, or fail to make any applications for renewal as and when required, of any Transferred Permit necessary for the operation of the Monte Villa Facility or the ownership and use of the Acquired Assets;

(x) fail to pay when due the debts, Taxes and other obligations related to the operation of the Monte Villa Facility;

(xi) fail to comply in all material respects with all Applicable Laws related to the operation of the Monte Villa Facility or the ownership and use of the Acquired Assets;

(xii) commence, settle or agree to settle any suit, action, proceeding or investigation relating to the operation of the Monte Villa Facility or the Acquired Assets the liability in respect of which would be an Assumed Liability or would restrict the operation of the Monte Villa Facility in the manner currently conducted, or the Acquired Assets in any material respect after the Closing Date; or

(xiii) enter into any Contract to do any of the foregoing.

(c) Notwithstanding anything to the contrary in this Section 5.02 the parties hereto acknowledge and agree that nothing contained in this Agreement shall give Purchaser, directly or indirectly, the right to control or direct Seller’s operations (including for purposes of

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Applicable Law) prior to Closing. Prior to Closing, Seller shall exercise, consistent with the terms and conditions hereof, complete control and supervision over its operations.

SECTION 5.03 Insurance. Seller shall keep, or cause to be kept, all Insurance Policies, or suitable replacements therefor (including self-insurance), in full force and effect through the Closing. Any and all Insurance Policies maintained with respect to the operation of the Monte Villa Facility or the Acquired Assets are owned and maintained by Seller and the Selling Affiliates. Purchaser will not have any rights under any such Insurance Policies from and after the Closing Date.

SECTION 5.04 Confidentiality. Seller acknowledges that it and the Selling Affiliates and their Representatives are and will be at the Closing in possession of proprietary information relating solely to the Acquired Assets that is not generally available to the public, excluding any information which relates to Excluded Assets (the “Confidential Information”); provided that Confidential Information shall not include any information that (i) relates to the Excluded Assets (including, but not limited to, Intellectual Property and Facility Know-How), (ii) at the time of disclosure or thereafter is available to the public (other than as a result of a disclosure directly or indirectly by Seller, the Selling Affiliates or their Representatives), (iii) after Closing becomes available to Seller, the Selling Affiliates or their Representatives without restriction (through no improper action or inaction by Seller, the Selling Affiliates or their Representatives) from a source other than Purchaser or its Representatives, (iv) Seller can demonstrate was independently acquired or developed by Seller, the Selling Affiliates or their Representatives without reference to, or incorporation of, other Confidential Information, (v) is legally required to be disclosed in accordance with this Section 5.04, or (vi) after Closing is available as a result of carrying out the provisions of the Other Transaction Documents. Seller acknowledges and agrees that such Confidential Information is proprietary and confidential in nature and that Seller shall be responsible for any breach of these confidentiality provisions by Seller’s Selling Affiliates and its and their Representatives. From and after the Closing Date, Seller shall, and shall cause the Selling Affiliates and shall direct each of their Representatives to, keep all Confidential Information strictly confidential. If Seller, any of the Selling Affiliates or any of their Representatives are legally required to disclose any Confidential Information (whether by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process), such person shall or shall cause such Representatives to (in each case unless prohibited by Applicable Law) provide Purchaser with prompt written notice of such request so that Purchaser may seek an appropriate protective order or other appropriate remedy. If such protective order or remedy is not obtained, such person may disclose, and such person shall use its reasonable best efforts to obtain assurance that confidential treatment will be accorded to such Confidential Information.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller as follows:

SECTION 6.01 Organization, Standing and Authority. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Purchaser has all requisite corporate power and authority to enter into this Agreement and the Other Transaction Documents to which it is, or is specified to be, a party and to consummate the Transactions. All necessary corporate acts and other proceedings required to be taken by Purchaser to authorize the execution, delivery and performance of this Agreement and the Other Transaction Documents to which it is, or is specified to be, a party and to consummate the Transactions have been duly and properly taken. This Agreement has been duly executed and delivered by Purchaser and, assuming this Agreement has been duly authorized, executed and delivered by Seller, constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except (a) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditor’s rights generally and (b) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought. The Other Transaction Documents on the Closing Date will be duly executed by Purchaser, and upon the due authorization, execution and delivery by each other party to the Other Transaction Documents, will constitute legal, valid and binding obligations of such persons (including, where applicable, Purchaser), enforceable against such persons in accordance with their terms, except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditor’s rights generally and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

SECTION 6.02 No Conflicts; Consents.

(a) The execution, delivery and performance of this Agreement by Purchaser does not, and the execution, delivery and performance by Purchaser of each Other Transaction Document to which it is, or is specified to be, a party will not, and the consummation of the Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of consent, termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Purchaser under, any provision of (i) its certificate of incorporation or by-laws, (ii) any material note, loan or credit agreement, bond, debenture, mortgage, indenture, lease or other contract, agreement, instrument, obligation, license, commitment, understanding, arrangement or restriction of any kind or character by which Purchaser may be bound or affected or subject to or otherwise under which Purchaser has any rights or benefits, or (iii) assuming that all consents, approvals, exemptions, licenses, permits, orders, authorizations, registrations, declarations and filings with Governmental Entities referred to in Section 6.02(b) have been obtained or made, any judgment, order, or decree, or, subject to the matters referred to in paragraph (b) below, statute, law, ordinance, rule or regulation applicable to Purchaser or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, would not be reasonably likely to have a material adverse effect on the ability of Purchaser to consummate the Acquisition.

(b) No consent, approval, exemption, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

or made by or with respect to Purchaser in connection with the execution, delivery and performance of this Agreement, the Other Transaction Documents or the consummation of the Transactions, other than (i) compliance with and filings under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, (ii) compliance with and filings or notices required by the rules and regulations of The Nasdaq Stock Market, and (iii) such consents, approvals, licenses, permits, orders, authorizations, registrations, declarations and filings the absence of which, or the failure to make which, individually or in the aggregate, would not be reasonably likely to have a material adverse effect on the ability of Purchaser to consummate the Acquisition.

SECTION 6.03 Actions and Proceedings. There are no (a) outstanding judgments, orders, injunctions or decrees of any Governmental Entity or arbitration tribunal against Purchaser, (b) lawsuits, actions or proceedings pending or, to the knowledge of Purchaser, threatened against Purchaser, or (c) investigations by any Governmental Entity which are pending or, to the knowledge of Purchaser, threatened against Purchaser, which, in the case of each of clauses (a), (b) and (c), have had or would be reasonably likely to have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement and the Other Transaction Documents.

SECTION 6.04 Availability of Funds. Purchaser has, and on the Closing Date will have, cash available or existing borrowing facilities which together are sufficient to enable it to consummate the transactions contemplated by this Agreement and the Other Transaction Documents and to pay related fees and expenses.

SECTION 6.05 Fees. No broker, finder or investment banker has acted for Purchaser or its Affiliates in connection with this Agreement or the Transactions or is entitled to any brokerage fee, finder’s fee or commission in respect thereof.

SECTION 6.06 Solvency. Immediately after the Closing and after giving effect to the transactions contemplated by this Agreement and the Other Transaction Documents, the payment of the Closing Date Amount and the payment of all fees and expenses related to the transactions contemplated by this Agreement and the Other Transaction Documents: (a) the fair saleable value of the assets of Purchaser will exceed the liabilities of Purchaser, including contingent and other liabilities; (b) Purchaser will not have an unreasonably small amount of capital for the operation of its business; and (c) Purchaser will be able to pay its liabilities, including contingent and other liabilities, as they mature.

SECTION 6.07 No Actual Knowledge of Misrepresentation or Omission. To the actual knowledge of Purchaser, (a) none of the representations and warranties of Seller made in this Agreement (as qualified by the Seller Disclosure Schedule) that are qualified as to materiality are not true and correct as of the date hereof, (b) none of the representations and warranties of Seller made in this Agreement (as qualified by the Seller Disclosure Schedule) that are not so qualified are not true and correct in all material respects as of the date hereof, and (c) there are no material errors in, or material omissions from, any Section of the Seller Disclosure Schedule as of the date hereof.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SECTION 6.08 Going Concern. Purchaser is acquiring the Acquired Assets for the purpose of operating the Monte Villa following the Closing and does not currently anticipate the cessation of operations at any of the facilities of the Monte Villa Facility.

SECTION 6.09 DISCLAIMER. PURCHASER ACKNOWLEDGES THAT (A) EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE IV OR IN ANY EXHIBIT, SCHEDULE OR CERTIFICATE DELIVERED BY SELLER OR AN AFFILIATE OF SELLER PURSUANT TO THIS AGREEMENT, NEITHER SELLER NOR ANY OTHER PERSON HAS MADE ANY REPRESENTATION OR WARRANTY, EXPRESSED OR IMPLIED, AS TO THE MONTE VILLA FACILITY OR THE OPERATION THEREOF, THE ACQUIRED ASSETS, THE RESEARCH, DEVELOPMENT, MANUFACTURE, DISTRIBUTION, MARKETING OR SALE OF PRODUCTS BY SELLER OR SELLING AFFILIATES, ANY OTHER ASPECT OF THE RESPECTIVE BUSINESSES OF SELLER OR SELLING AFFILIATES OR THE ACCURACY OR COMPLETENESS OF ANY INFORMATION REGARDING THE MONTE VILLA FACILITY OR THE OPERATION THEREOF OR THE ACQUIRED ASSETS FURNISHED OR MADE AVAILABLE TO PURCHASER AND ITS REPRESENTATIVES, AND (B) PURCHASER HAS NOT RELIED ON ANY REPRESENTATION OR WARRANTY FROM SELLER OR ANY OTHER PERSON WITH RESPECT TO THE MONTE VILLA FACILITY OR THE OPERATION THEREOF, THE ACQUIRED ASSETS, THE MANUFACTURE, DISTRIBUTION, MARKETING OR SALE OF PRODUCTS BY SELLER OR SELLING AFFILIATES, ANY OTHER ASPECT OF THE RESPECTIVE BUSINESSES OF SELLER OR SELLING AFFILIATES OR THE ACCURACY OR COMPLETENESS OF ANY INFORMATION REGARDING THE MONTE VILLA FACILITY OR THE OPERATION THEREOF OR THE ACQUIRED ASSETS FURNISHED OR MADE AVAILABLE TO PURCHASER AND ITS REPRESENTATIVES IN DETERMINING TO ENTER INTO THIS AGREEMENT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE IV OR IN ANY EXHIBIT, SCHEDULE OR CERTIFICATE DELIVERED BY SELLER OR AN AFFILIATE OF SELLER PURSUANT TO THIS AGREEMENT. EXCEPT AS PROVIDED IN THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, PURCHASER ACKNOWLEDGES THAT, SHOULD THE CLOSING OCCUR, PURCHASER SHALL ACQUIRE THE ACQUIRED ASSETS WITHOUT ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, IN AN “AS IS” CONDITION AND ON A “WHERE IS” BASIS, AND PURCHASER SHALL BEAR THE ECONOMIC AND LEGAL RISKS THAT ANY CONVEYANCE SHALL PROVE TO BE INSUFFICIENT TO VEST IN PURCHASER GOOD AND MARKETABLE TITLE, FREE AND CLEAR OF ANY LIENS, THAT ANY NECESSARY CONSENTS OR GOVERNMENTAL APPROVALS ARE NOT OBTAINED AND THAT ANY REQUIREMENTS OF APPLICABLE LAWS OR INJUNCTIONS ARE NOT COMPLIED WITH.

ARTICLE VII

COVENANTS OF PURCHASER

SECTION 7.01 Confidentiality. Purchaser acknowledges that the information being provided to it in connection with the Acquisition and the consummation of the other

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transactions contemplated hereby and by the Other Transaction Documents (including the terms and conditions of this Agreement and the Other Transaction Documents) is subject to the terms of a confidentiality agreement between Purchaser and Seller dated as of March 10, 2017 (the “Confidentiality Agreement”), the terms of which are incorporated herein by reference (including for the avoidance of doubt the exceptions to the obligations in that agreement). Effective upon, and only upon, the Closing, the confidentiality provisions of the Confidentiality Agreement shall terminate with respect to information relating solely to the Monte Villa Facility; provided, however, that Purchaser acknowledges that any and all other information provided to it by Seller or Seller’s representatives concerning Seller or Selling Affiliates shall remain subject to the terms and conditions of the Confidentiality Agreement (including for the avoidance of doubt the exceptions to the obligations in that agreement) after the Closing Date; and provided, further, that Purchaser agrees to keep confidential and not disclose the terms and conditions of this Agreement and the Other Transaction Documents indefinitely.

SECTION 7.02 Non-Solicitation. For a period of [ * ] from the Closing Date, neither Purchaser nor its directors, officers, employees, Affiliates, agents, advisors or representatives (each a “Purchaser Party”), directly or indirectly, shall solicit for employment or hire any of the employees of Seller and its Affiliates identified on Section 7.02 of the Seller Disclosure Schedule, whether or not such person would commit a breach of his or her contract of service in leaving such employment with Seller or any Selling Affiliate, except that the foregoing restrictions on solicitation and hiring shall not apply with respect to any general solicitation issued by a Purchaser Party or any unsolicited approach to a Purchaser Party by such a person.

SECTION 7.03 No Additional Representations. Purchaser acknowledges that it and its representatives have received or been afforded the opportunity to review prior to the date hereof all written materials which Seller was required to deliver or make available, as the case may be, to Purchaser pursuant to this Agreement on or prior to the date hereof. Purchaser acknowledges that it and its Representatives have been permitted access to the books and records, facilities, equipment, Contracts, insurance policies (or summaries thereof) and other properties and assets of Seller or Selling Affiliates to the extent relating to the operation of the Monte Villa Facility and the Acquired Assets that it and its representatives have requested to see and/or review, and that it and its representatives have had an opportunity to meet with the officers and employees of Seller and its Affiliates, to discuss the operation of the Monte Villa Facility, the Acquired Assets and the Assumed Liabilities. Purchaser acknowledges that neither Seller nor any other person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding the Monte Villa Facility, the Acquired Assets or the Assumed Liabilities furnished or made available to Purchaser and its representatives, except as expressly set forth in this Agreement, the Seller Disclosure Schedule or the Other Transaction Documents. Purchaser acknowledges and agrees that, other than the representations and warranties of Seller specifically contained in this Agreement and the Other Transaction Documents, there are no representations or warranties of Seller, Selling Affiliates or any other person either expressed or implied with respect to the Transactions, the Monte Villa Facility or the Acquired Assets.

SECTION 7.04 Real Property. Purchaser acknowledges that Seller does not own the right or title to the real property or improvements thereon at which the Monte Villa Facility is

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located, and in no event shall this Agreement be deemed to constitute an assignment or purported assignment of such real property or improvements.

SECTION 7.05 No Use of BMS Names; Transitional License.

(a) It is expressly agreed that as soon as reasonably practicable, [ * ], Purchaser shall not use any BMS Names in any manner or for any purpose whatsoever. Without limiting the foregoing, on and after the Closing Date, Purchaser shall revise product literature, signage, letterheads, and any other material (including all equipment, machinery, furniture, employee gifts (e.g., shirts, caps and hats) and laptops) (“Facility Materials”) to (i) delete, strike over, sticker over or otherwise cover all references to any BMS Names (regardless of the form or medium) and (ii) delete all references to any customer service address or any other address(es) or telephone number(s) of Seller or any Selling Affiliate, and, except as expressly permitted under this Section 7.05, and as of the date hereof, Purchaser shall thereafter cease, and shall cause its Affiliates to cease, any and all uses of any BMS Name, including in any domain name, social media handle, trademark or other mark. Notwithstanding the foregoing, the parties hereto agree that the use of BMS Names or for the purpose of the operation of the Monte Villa Facility by Purchaser shall be allowed for a term of [ * ] after the Closing Date solely to the extent necessary for Purchaser to obtain any consents, licenses and/or permits by any Governmental Entity. Following the expiry of such term, the use of BMS Names shall be allowed only upon prior written consent of Seller.

(b) From the Closing Date until [ * ] (subject to Applicable Law) from the Closing Date, Purchaser may continue to use the Facility Materials existing as of the date hereof but solely for use in the ordinary course conduct of the operation of the Monte Villa Facility, consistent with past practice.

(c) Seller hereby grants to Purchaser a limited right and license to use the BMS Names that appear in the Facility Materials (if any) to the extent necessary to allow Purchaser to exercise its rights under this Section 7.05 and such license shall automatically and immediately terminate [ * ] after the Closing Date. In no event shall the foregoing license grant Purchaser the right to use any BMS Names, addresses or telephone numbers after the Closing Date in any manner or for any purpose inconsistent with the use of such BMS Names, addresses or telephone numbers by the Monte Villa Facility during [ * ] preceding the Closing Date.

(d) “BMS Names” means “Bristol-Myers”, “Bristol-Myers Squibb”, “Bristol-Myers Squibb Company”, “E.R. Squibb & Sons”, “E.R. Squibb”, “Squibb”, “Mead Johnson”, “Mead Johnson & Company”, “Mead Johnson Nutritional Group”, “Swords Laboratories”, “Lawrence Laboratories”, “ZymoGenetics”, or “Bristol-Myers Squibb Manufacturing Company”, any acronyms, variations and other derivatives thereof (e.g., “BMS”), and any formative of any of the foregoing (e.g., “Squibb”) and any other logos or trademarks, service marks or other marks of Seller or its Affiliates, and any logos or other marks that are similar to any of the foregoing, and all goodwill associated with any of the foregoing.

SECTION 7.06 Other Records and Permits. Purchaser acknowledges and agrees that neither Seller nor any of its Affiliates makes any representation or warranty, expressed or

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implied, or any covenant or agreement, relating to any Records or Permits that are located at the Monte Villa Facility on the Closing Date other than as set forth in Article IV.

ARTICLE VIII

MUTUAL COVENANTS

SECTION 8.01 Consents. Purchaser acknowledges that, except as set forth on Section 2.01(c) of the Seller Disclosure Schedule, certain consents and waivers with respect to the Transactions may be required from parties to the Transferred Contracts and issuers of the Transferred Permits in order to transfer such Transferred Contracts or Transferred Permits to Purchaser and that such consents and waivers have not been obtained. Purchaser agrees that, except as expressly provided in Section 1.05(b), neither Seller nor a Selling Affiliate shall have any liability or obligation whatsoever to Purchaser arising out of or relating to the failure to obtain any consents or waivers that may be required in connection with the transactions contemplated by this Agreement or the Other Transaction Documents or because of the termination of any Transferred Contract or Transferred Permit as a result thereof. In furtherance of, and subject to, the provisions in Section 1.05 and assuming that Seller is not in breach of its obligations thereunder, Purchaser agrees that no representation, warranty or covenant of Seller contained herein shall be breached or deemed breached, and no condition shall be deemed not satisfied, as a result of (a) the failure to obtain any such consent or waiver, (b) any such termination or (c) any lawsuit, action, proceeding or investigation commenced or threatened by or on behalf of any person arising out of or relating to the failure to obtain any such consent or waiver or any such termination. Prior to the Closing, the parties hereto shall, and shall cause their respective Affiliates to, cooperate with each other, upon the request of a party, in any reasonable manner in connection with obtaining any such consents and waivers; provided, however, that such cooperation shall not include any requirement of Purchaser or Purchaser’s Affiliates to expend money, commence, defend or participate in any litigation, incur any obligation in favor of, or offer or grant any accommodation (financial or otherwise) to, any third party.

SECTION 8.02 Cooperation.

(a) Purchaser and Seller shall cooperate with each other, and shall cause their respective Affiliates, officers, employees, agents, auditors and representatives to cooperate with each other, [ * ] after the Closing to ensure the orderly transition of the Acquired Assets from Seller to Purchaser and to minimize any disruption to the respective businesses of Seller and the Selling Affiliates, on one hand, and Purchaser, on the other hand, that might result from the Transactions. After the Closing, upon reasonable written notice, Purchaser and Seller shall furnish or cause to be furnished to each other and their Affiliates, employees, counsel, auditors and representatives reasonable access (including the provision of copies of documents), during normal business hours, to (i) such information and assistance relating to the Monte Villa Facility or the Acquired Assets as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any Tax Returns, reports or forms or the defense of any Tax claim or assessment and for legal and regulatory matters directly related to the Acquired Assets or the Assumed Liabilities, and (ii) the personnel records of Seller or Selling Affiliates generated during the one-year period immediately preceding the date hereof with respect to the Facility

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Employees and all records in the possession of Seller or the Selling Affiliates with respect to the training of the Facility Employees, whenever generated. The obligation to cooperate pursuant to the preceding sentence insofar as it concerns Taxes shall terminate at the time the relevant applicable statute of limitations expires (giving effect to any extension thereof). Each party shall reimburse the other for reasonable out-of-pocket costs and expenses incurred in assisting the other pursuant to this Section 8.02 (including the reasonable cost of copying). Neither party shall be required by this Section 8.02 to take any action that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations or be reasonably expected to violate any attorney-client privilege of a party or its Affiliates or violate any Applicable Law.

(b) The parties hereto shall do all things reasonably practicable and use reasonable best efforts to cooperate with each other on and after the date of this Agreement to consummate the Transactions. Without limiting the generality of the foregoing, from time to time, as and when requested by either party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further actions (subject to the provisions of Sections 8.01 and 8.04), as such other party may reasonably deem necessary or desirable to consummate the Transactions.

SECTION 8.03 Publicity. Seller and Purchaser agree that at no time, whether before, on or after the Closing Date, shall any public release or announcement concerning the Transactions be issued by either party or its Affiliates without the prior written consent of the other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by Applicable Law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance. The parties hereto agree that the initial press release to be issued with respect to the Transactions shall be in a form mutually agreed by the parties hereto.

SECTION 8.04 Efforts to Cause Closing. Subject to the terms and conditions set forth in this Agreement (including the provisions set forth in Section 8.01), each party hereto shall use its reasonable best efforts to do or cause to be done all things necessary or appropriate to satisfy the conditions to the Closing and to consummate the Transactions as promptly as practicable. Without limiting the foregoing, Seller and Purchaser shall use their respective reasonable best efforts to cause the Closing to occur on or prior to the Outside Date, or as soon as practicable thereafter.

SECTION 8.05 Support Services. Seller and the Selling Affiliates provide certain support services (“Support Services”) in connection with the operation of the Monte Villa Facility as conducted as of the date of this Agreement. Purchaser acknowledges that, except to the extent expressly provided in the Transitional Services Agreement, all Support Services will be terminated as of the Closing Date.

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SECTION 8.06 Transfer Taxes; Purchase Price Allocation; Entitlement to Tax Refunds and Credits; Proration of Non-Income Taxes; Tax Returns and Payments; Income Taxes.

(a) All Transfer Taxes and any filing or recording fees applicable to the Acquisition shall be paid by Purchaser. Each party shall use reasonable best efforts to avail itself of any available exemptions from or reductions in any such Transfer Taxes or fees and to reasonably cooperate with the other party in providing any information and documentation that may be necessary to obtain such exemptions or reductions.

(b) Seller shall be entitled to any refunds or credits of Taxes relating to any Excluded Tax Liability and Purchaser shall pay to Seller in immediately available funds the amount of any such refund or credit within ten (10) days of receipt thereof.

(c) Any stamp duties, real property, ad valorem, excise and similar Taxes (other than Transfer Taxes) shall be allocated between portions of a Tax period that includes (but does not end on) the Closing Date (a “Straddle Period”) so that the amount of Tax allocable to each of the portion of the Straddle Period that ends on the Closing Date and the portion of the Straddle Period that begins on the day following the Closing Date shall be the total amount of such Tax for the period in question multiplied by a fraction, the numerator of which is the total number of days in such portion of such Straddle Period and the denominator of which is the total number of days in such Straddle Period.

(d) Any values mentioned in this Agreement are exclusive of any value added, goods and services, sales or similar Taxes. If on any transfer of the Acquired Assets value added, goods and services, sales or similar Taxes are due, Seller shall charge these Taxes to Purchaser and Purchaser will pay these Taxes to Seller together with the payment for the Acquired Assets. If local regulations require special procedures to report value added, goods and services, sales or similar Taxes which either complement the ordinary charging of these Taxes or replace them, both parties agree that they will undertake all actions necessary to fully comply with these special procedures.

(e) If, during a Straddle Period, transactions take place which give rise to value added, goods and services, sales or similar Taxes, the party which is according to local regulations required to charge value added, goods and services, sales or similar Taxes during this period shall do so and also shall fulfill all the reporting and payment obligations towards the relevant tax authorities. The parties hereto will agree for each occurrence of a Straddle Period whether a remuneration shall be paid to Seller for the administrative costs incurred for fulfilling these obligations.

(f) With regard to the preparation and filing of Tax Returns:

(i) Seller shall be responsible for the preparation and timely filing (taking into account any extensions received from the relevant Tax authorities) of all Tax Returns required by Applicable Law to be filed in respect of the Acquired Assets and the operation of the Monte Villa Facility prior to the Closing Date (other than any Transfer Tax Returns, which are discussed below) and all Straddle Period Tax Returns.

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Seller shall deliver any Straddle Period Tax Return that solely relates to the Acquired Assets that includes a Post-Closing Tax Period, other than any such Tax Return related to any income Tax, to Purchaser no later than ten (10) business days prior to the date such return is due, including applicable extensions (provided such return shall be delivered as soon as reasonably possible if such return is due within fifteen (15) business days from the Closing Date). Purchaser shall have the right to review and comment on any such Tax Returns before such returns are filed. After all comments with respect to such Tax Returns have been resolved between Purchaser and Seller (with such parties negotiating in good faith), Purchaser shall remit to Seller the amount of Taxes due on such Tax Returns for which Purchaser and its Affiliates are responsible pursuant to this Agreement, and, thereafter, Seller shall timely file such returns with the appropriate governmental authority along with the amount of Taxes due (provided nothing in this Section 8.06(f) shall prevent Seller from timely filing such returns). All Taxes indicated as due and payable on such returns shall be paid by Seller as and when required by Applicable Law.

(ii) Purchaser shall be responsible for the preparation of all Tax Returns required by law to be filed in respect of the Acquired Assets and the Monte Villa Facility on or after the Closing Date (other than Straddle Period Tax Returns), including Transfer Tax Returns.

(g) Seller and Purchaser agree that the Purchase Price and the Assumed Liabilities (plus other relevant items) shall be allocated among the Acquired Assets for all purposes (including Tax and financial accounting) as shown on the allocation schedule set forth on Schedule 8.06(g) (the “Allocation Schedule”), to be provided by Purchaser to Seller no later than ten (10) days prior to Closing. Purchaser and Seller shall file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with the Allocation Schedule.

(h) For a period of time until the relevant applicable statute of limitations expires, Purchaser shall, and shall cause any applicable Purchaser Affiliate to, take all commercially reasonable steps to cooperate with Seller, and assist Seller or any of its Affiliates at the reasonable request of Seller with any request for information or inspection, including an in-person inspection of the Monte Villa Facility, to the extent requested by any Governmental Entity related to the manufacturing, research and development or similar tax incentives offered by the State of Washington and obtained by Seller in connection with the Monte Villa Facility; provided, that any such inspection shall not unreasonably interfere with Purchaser’s business or operations.

SECTION 8.07 Recordation of Transfer of Acquired Assets. Purchaser shall be responsible, at its sole cost and expense, for all applicable recordations of the assignment of the Acquired Assets, including the Monte Villa Facility.

SECTION 8.08 Retention of Certain Records. Seller may retain all Records prepared in connection with the Transactions that were not generated in the ordinary course of the operation of the Monte Villa Facility, including bids received from other parties and analyses

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relating to the Monte Villa Facility, and such Records shall be Excluded Records for all purposes hereunder. After the Closing, Purchaser shall, and shall cause its Affiliates to, preserve and keep all books and records, batch records and batch retains and samples, including those held on stability, relating to the Acquired Assets and for the operation of the Monte Villa Facility for such periods as may be required under the Quality Agreements or Applicable Law; provided, however, that, if at the expiration of any such period Seller and/or the Selling Affiliates shall then be subject to any third party or other claim, including an indemnity claim under Article X, Purchaser or its Affiliates shall (a) preserve the books and records, batch records and batch retains and samples, (b) provide access thereto for such reasonable period of time as Seller and/or the Selling Affiliates may request and (c) deliver copies of the same to Seller and/or the Selling Affiliates prior to destruction of any of such books and records, batch records, batch retains or samples. In furtherance of the foregoing, Purchaser shall provide Seller and/or the Selling Affiliates prior notice of such destruction and the opportunity to elect to have such books and records, batch records, batch retains and samples transferred to Seller and/or the Selling Affiliates’ possession.

SECTION 8.09 Notice of Certain Events.

(a) Each party shall promptly notify the other party of (i) any notice from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement or any of the Other Transaction Documents and (ii) any notice from any Governmental Entity in connection with the transactions contemplated by this Agreement or any of the Other Transaction Documents; provided, however, that the delivery of any notice pursuant to this Section 8.09(a) shall not limit or otherwise affect the rights or remedies available hereunder to the party receiving that notice (including the provisions of Article X).

(b) Concurrently with the execution and delivery of this Agreement, Seller has delivered to Purchaser the Seller Disclosure Schedule. From and after the date of this Agreement until the Closing Date, Seller may prepare and deliver to Purchaser supplements or amendments to the Seller Disclosure Schedule with respect to matters, facts or circumstances that existed on or prior to the date hereof (any such supplement or amendment being referred to as an “Seller Disclosure Schedule Update”); provided, however, that (i) no Seller Disclosure Schedule Update shall be deemed to add or remove any item from the definitions of Excluded Assets, Assumed Liabilities or Excluded Liabilities without Purchaser’s prior written consent and (ii) the delivery of any such Seller Disclosure Schedule Update relating to the representations and warranties contained in Article IV shall not limit or otherwise affect the rights or remedies of Purchaser available hereunder, including for purposes of Article X.

SECTION 8.10 Certain Monte Villa Facility-Related Permits. Purchaser acknowledges that (a) the Permits set forth on Section 8.10 of the Seller Disclosure Schedule are issued in the name of the relevant Selling Affiliates and (b) following the Closing, Purchaser will be required to have such authorizations and permits issued in its own name. In this respect, as to each Permit set forth on Section 8.10 of the Seller Disclosure Schedule, as soon as possible following the execution of this Agreement, Purchaser shall use its reasonable best efforts to apply to the applicable Governmental Entity with respect to (x) the transfer of such Permits to

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Purchaser or (y) the issuance of replacement Permits in the name of the Purchaser, as applicable, in each case so that such transfer or issuance is effective as of the Closing Date, and Seller shall provide such assistance in connection therewith as reasonably requested by Purchaser. In making such application, and seeking to obtain such issuance, Purchaser shall not carry out any changes to the manufacturing or other processes of the Monte Villa Facility, or take any other action that could reasonably be expected to jeopardize or delay the fulfillment of the requirements set forth in this Section 8.10 or the compliance with this Agreement or the Other Transaction Documents with the applicable Governmental Entity.

ARTICLE IX

EMPLOYEE MATTERS

SECTION 9.01 Employment Transfers.

(a) Transferred Employees; Transition Date. Each Facility Employee who accepts the offer of employment described in Section 9.01(b)(i) or Section 9.01(c) and commences work for Purchaser or its Affiliates is referred to herein as a “Transferred Employee”. The date a Transferred Employee commences employment with Purchaser or its Affiliates is referred to herein as the “Transition Date”, whether occurring on the Closing Date or such other date contemplated by the terms of this Section 9.01.

(b) Employment Offers. Concurrently with the execution of this Agreement, Seller shall provide Purchaser a list of each person that is a Facility Employee as of the date hereof. No later than thirty (30) days prior to the Closing Date (or, in the case of any person that becomes a Facility Employee following the date hereof, as soon as practicable following the date such person becomes a Facility Employee and in any event prior to the Closing Date), Purchaser shall, or shall cause a Purchaser Affiliate to, make an offer of employment to each such Facility Employee.

(i) Such employment offer shall provide the Facility Employee a period of no less than ten (10) calendar days to decide to accept the offer for employment commencing on the Closing Date, conditioned on the Closing occurring, and shall further provide for (A) a position at a grade level that is comparable to the level in effect with the applicable Seller immediately prior to the individual’s Transition Date, (B) (i) base cash compensation (including base salary or wage rate), (ii) cash incentive opportunity, and (iii) other compensation and employee benefits, that, with respect to each of clauses (i), (ii), and (iii), are no less favorable in the aggregate to the base cash compensation (including base salary or wage rate), cash incentive opportunity, and other compensation and employee benefits, respectively, that were available to the Facility Employee immediately prior to the individual’s Transition Date, (C) severance benefits as described in Section 9.03(c), (D) equity-based compensation opportunities as described in Section 9.03(f) , and (E) in no event shall such employment offer involve a primary workplace that is greater than twenty-five (25) miles from the Facility Employee’s then-current primary workplace without such Facility Employee’s consent. Seller agrees that the

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compensation and benefits provided for in this Agreement and further set forth in the Employee Matters Letter shall satisfy Purchaser’s obligations under clause (B) of this Section 9.01(b).

(ii) An offer of employment as described in this Section 9.01(b) may include terms that are standard terms of an offer of employment for a similar position with Purchaser or a Purchaser Affiliate (including, but not limited to, at-will employment, offer conditioned on successful completion of a background check, and offer conditioned on offeree’s execution of nondisclosure and any other proprietary rights agreements Purchaser or its Affiliate would require for the position being offered).

(iii) Seller shall make commercially reasonable efforts to cooperate with Purchaser and its Affiliates to encourage each Facility Employee to accept the offer of employment described in this Section 9.01(b). In the event a Facility Employee declines the offer of employment from Purchaser or its Affiliate, Purchaser and its Affiliates shall have no further obligation with respect to such individual.

(c) Inactive Employees. Seller represents that as of the date hereof, there is one Facility Employee who is on leave due to short-term disability and no Facility Employees who are on leave due to long-term disability (an “Inactive Employee”). With respect to the one Inactive Employee as of the date hereof, and in the event any additional Facility Employee becomes an Inactive Employee between the date hereof and the Closing Date, Seller shall use commercially reasonable efforts to continue providing such Inactive Employees with disability coverage on or after the Closing Date under the applicable Seller Benefit Plan to the extent consistent and in accordance with the terms of such plan; provided that Purchaser or a Purchaser Affiliate shall offer employment on the same terms as described in Section 9.01(b) to each Inactive Employee who, within twelve (12) months after the Closing Date, becomes able to return to active work, with or without reasonable accommodation, with such employment commencing upon the first regular workday following the conclusion of such leave. Such Inactive Employee who is offered employment by Purchaser or a Purchaser Affiliate in accordance with this Section 9.01(c) shall be considered a Facility Employee under the terms of this Agreement and if such Inactive Employee accepts the offer of employment and commences work as set forth herein, such Inactive Employee shall be considered a Transferred Employee for all purposes under this Agreement.

(d) Visa, Work Permit, etc. Nothing shall require the Purchaser or its Affiliates to retain for any period of time, and the Purchaser or its Affiliates may revoke an offer of employment to, any Transferred Employee who is unable to establish identity and authorization to work in the United States as required by federal law. If any Transferred Employee requires a work visa or permit or an employment pass or other approval for his or her employment to continue with Purchaser or one of its Affiliates as of the Transition Date, Purchaser shall, or shall cause one of its Affiliates to, use commercially reasonable efforts to secure prior to the Transition Date the necessary visa, permit, pass or other approval in a timely manner consistent with the terms of this Section 9.01 and shall be solely responsible for any

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expenses related thereto. In the event a necessary visa, permit, pass or other approval cannot be secured for a Transferred Employee in a timely manner despite the commercially reasonable efforts of Purchaser or its Affiliates, Purchaser and its Affiliates shall have no further obligation with respect to such Transferred Employee.

(e) Transition. Seller and Purchaser intend that for purposes of any severance or termination benefit plan, program, policy, agreement or arrangement with Seller, the transactions contemplated by this Agreement shall not constitute a severance of employment of any Transferred Employee and that Transferred Employees will have continuous and uninterrupted employment immediately before, during and immediately following their Transition Date, to the extent permissible under applicable Law. The parties shall cooperate to make commercially reasonable efforts to realize the intent of this Section 9.01(e).

SECTION 9.02 Pre-Closing Covenants.

(a) Seller Pre-Closing Obligations. Seller shall, except as otherwise contemplated by this Agreement, pay all salaries, contributions to Seller Benefit Plans, holiday pay, commissions, expenses, bonuses and other compensation, to the extent due and payable, to Transferred Employees up to and including their respective Transition Date (unless terminated earlier). Any severance obligations (including, but not limited to, all accrued salary and all accrued and unpaid vacation and other paid time off accruing prior to the Closing Date) to any Facility Employee or Facility Contractor arising from such person’s employment or engagement being terminated by Seller, including as a result of such individual’s rejection of an offer of employment or engagement from Purchaser or a Purchaser Affiliate, shall be retained by Seller, which shall be solely responsible for such obligations. Nothing in this Agreement shall require Seller or a Selling Affiliate to provide severance benefits to any such individual.

(b) Purchaser Cooperation. Purchaser shall, and shall cause any applicable Purchaser Affiliate to, take all commercially reasonable steps to inform Seller, and assist Seller or any of its Affiliates at the reasonable request of Seller in informing the Facility Employees, about the expected roles of the Facility Employees with the Purchaser or a Purchaser Affiliate, the terms and conditions of employment that are expected to apply to them and the employment transition process.

SECTION 9.03 Post-Closing Covenants.

(a) Continuation Period. From the Transition Date until the [ * ] of the Closing Date (the “Continuation Period”), with respect to each Transferred Employee (which, for the avoidance of doubt, includes any Facility Employee who becomes an employee of Purchaser or a Purchaser Affiliate pursuant to Section 9.01), Purchaser shall, or shall cause an applicable Purchaser Affiliate to, provide and maintain terms and conditions of employment consistent with clauses (A) through (E) of Section 9.01(b)(i) above. Except as provided in the Employee Matters Letter, Purchaser shall not, and shall cause any other Purchaser Affiliate not to, without the written consent of Seller, initiate any dismissal or employment termination process for any Transferred Employee before the later of (i) [ * ]; provided, however, that neither a Purchaser employer nor any Purchaser Affiliate shall be in breach of this covenant in the event that it terminates the employment of a Transferred Employee for cause, or in connection with the

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closing of a facility or any reduction in force to the extent such closing or reduction was contemplated by Seller prior to the Closing Date. Except as specifically stated herein, neither Purchaser nor any Purchaser Affiliate that employs Transferred Employees shall have any obligation to replicate or match the various employment compensation and benefit programs offered by Seller to Transferred Employees prior to the Closing Date; rather, upon hire, Transferred Employees will be integrated into the existing compensation and benefit programs of Purchaser or a Purchaser Affiliate as disclosed in the Employee Matters Letter, subject to the terms of clauses (b) through (e) of this Section 9.03.

(b) Service Credit. Effective from and after the Closing Date, except as provided in this Section 9.03(b), Purchaser shall, or shall cause an applicable Purchaser Affiliate to, credit each Transferred Employee for all service with Seller (and any of its Affiliates and their respective predecessors), to the extent Seller, immediately prior to the Transition Date, credits such service prior to the Transition Date, for purposes of eligibility, vesting and determination of the amount and level of benefits under all of the Purchaser Benefit Plans (except for purposes of benefit accruals under any defined benefit pension plans and further excluding any sabbatical or employee recognition program) and each other compensation and benefit plan, program, policy or arrangement of any of the Purchaser or in which similarly situated employees of any of Purchaser or its Affiliates participate; provided, however, that such service will not be recognized to the extent such recognition of credit would result in duplication of benefits with respect to the same period of service or such service is not recognized under the corresponding Seller Benefit Plan. Purchaser will, and will cause its Affiliates to (i) cause any and all pre-existing condition limitations, eligibility waiting periods and evidence of insurability requirements to be waived under the Purchaser Benefit Plans for Transferred Employees (and their dependents) to the extent such conditions and exclusions were satisfied or did not apply to such individuals under the corresponding Seller Benefit Plan prior to the Transition Date, and (ii) provide full credit to the Transferred Employees under the Purchaser Benefit Plans for any co-payments, deductibles, and other expenditures made prior to the Transition Date in a corresponding Seller Benefit Plan in which they participated immediately prior to the Transition Date during the portion of the calendar year before the Transition Date in satisfying any deductible requirement, out-of-pocket maximum or similar terms under any of the Purchaser Benefit Plans, provided that such co-payment, deductible, and other expenditure information is timely furnished by the applicable Seller Benefit Plan.

(c) Severance. If Purchaser or a Purchaser Affiliate initiates any dismissal or employment termination process with respect to a Transferred Employee during the Continuation Period (excluding any dismissal or employment termination for cause), Purchaser or its Affiliate shall provide to such individual severance benefits determined as the more favorable of (x) the severance benefits that such Transferred Employee would have received under the applicable Seller severance plan in which such Transferred Employee participated immediately before the Closing Date if such Transferred Employee had been terminated under circumstances entitling him or her to severance benefits, or (y) the applicable severance plan, program, policy or arrangement of the Purchaser or a Purchaser Affiliate that would apply to similarly situated employees of the Purchaser or its Affiliate (in each case of (x) or (y), taking into account all service for the Seller (and any of its Affiliates and their respective predecessors and the Purchaser or its Affiliates) and all service with Purchaser or any Purchaser Affiliate); provided,

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however, that any such payment of severance may be conditioned upon execution of a separation agreement containing a comprehensive release which releases Seller and all of its Affiliates, as well as Purchaser, of liability.

(d) Annual Bonus. For each Transferred Employee who is eligible for an annual cash bonus under any annual cash performance and incentive plans sponsored by Seller (each, a “Seller Incentive Plan”) for the 2017 calendar year (the “Bonus Year”), Seller shall calculate all accrued but unpaid Liabilities payable to such Transferred Employees under the applicable Seller Incentive Plan as of the Transition Date (and, for the avoidance of doubt, pro-rated based on the relative portion of the applicable performance period that has elapsed through the Transition Date) (such amount, the “Transition Date Bonus Amount”) and provide Purchaser a schedule of the Transition Date Bonus Amount and the amount payable to each such Transferred Employee (the “Transition Date Bonus Amount Schedule”). Within thirty (30) days following the Closing Date, Seller shall make a cash payment to Purchaser in an amount equal to the Transition Date Bonus Amount (such date, the “Transition Date Bonus Amount Transfer Date”). Purchaser or its Affiliates shall be responsible for the payment of bonus amounts with respect to Transferred Employees for the Bonus Year and, (i) shall pay the Transition Date Bonus Amount to the Transferred Employees in accordance with and in the amounts set forth on the Transition Date Bonus Amount Schedule and (ii) for the avoidance of doubt, shall pay any such Transferred Employee who is otherwise entitled to a bonus under the applicable Purchaser (or Purchaser Affiliate) annual bonus plan an annual bonus in respect of the Bonus Year, pro-rated based on the relative portion of the applicable performance period that has elapsed after the Transition Date, provided such Transferred Employee remains eligible for such annual bonus on such terms as would apply to similarly situated employees of the Purchaser or its Affiliates. Purchaser or its Affiliates may pay the Transition Date Bonus Amounts to Transferred Employees when Purchaser or its Affiliates pay annual bonuses for 2017 to similarly situated employees in the normal course of business; provided, however, that if any Transferred Employee terminates employment with Purchaser or its Affiliate prior to the date such annual bonuses would be paid in the normal course of business, Purchaser or its Affiliate will pay such individual the bonus amount specified on the Transition Date Bonus Amount Schedule in the individual’s final paycheck.

(e) Vacation. At or as soon as practicable following the Transition Date, Seller shall cash out the accrued vacation or paid time off (“PTO”) of each Transferred Employee to the extent such Transferred Employees has, individually, in excess of [ * ] of accrued vacation or PTO. Any accrued vacation or PTO that is not cashed out in accordance with the preceding sentence shall be transferred over to their employment with Purchaser or a Purchaser Affiliate. On or before the Closing Date, Seller shall provide Purchaser with a schedule of accrued vacation hours that will be transferred in accordance with this Section 9.03(e) (“Accrued Vacation Transfer Schedule”). Purchaser or its Affiliate shall thereafter credit each Transferred Employee with the accrued vacation hours indicated in the Accrued Vacation Transfer Schedule; provided, however, that a Transferred Employee’s subsequent use of and access to such transferred accruals shall be in accordance with the vacation and leave policies of Purchaser or an applicable Purchaser Affiliate. Within thirty (30) days following the Closing Date, Seller shall make a cash payment to Purchaser in an amount equal to the total value of the transferred accruals reflected on the Accrued Vacation Transfer Schedule. Seller shall be solely

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responsible for any payments due Transferred Employees who may be entitled to cash compensation, upon separation from Seller, for paid leave accrued while employed with Seller. Following the Closing Date, Transferred Employees shall accrue vacation and PTO under the applicable policies of Purchaser or a Purchaser Affiliate; provided, however, that the one Transferred Employee who, as of the Closing, accrues six weeks annual vacation or PTO under Seller’s policies as of Closing will continue to accrue at that rate under the applicable policy of Purchaser or a Purchaser Affiliate..

SECTION 9.04 Benefit Plans.

(a) Health and Welfare and Workers’ Compensation Claims. Seller and its Affiliates shall retain all Liabilities for all medical, dental, vision, life insurance, accidental death and dismemberment, and prescription drug claims incurred by the Transferred Employees or their eligible dependents prior to the applicable Transition Date that are covered by the applicable Seller Benefit Plans. Purchaser and its Affiliates shall be responsible for all medical, dental, vision, life insurance, accidental death and dismemberment, and prescription drug claims incurred by the Transferred Employees (or their eligible dependents) on or after the applicable Transition Date that are covered by an applicable Purchaser Benefit Plan. For these purposes, a claim shall be deemed to be incurred: (i) in the case of medical, prescription drug, dental or vision benefits, at the time professional services, equipment or prescription drugs covered by the applicable plan are obtained; (ii) in the case of life insurance benefits, upon death; and (iii) in the case of accidental death and dismemberment benefits, at the time of the accident. From and after the Transition Date, Purchaser or its Affiliates shall be responsible for all workers’ compensation claims incurred by any Transferred Employees on or after the applicable Transition Date.

(b) Savings and Investment Plan.

(i) Savings Plan Continuation Period Coverage. Without limiting the generality of Section 9.03(a), effective as of the Closing Date, Purchaser or any of its Affiliates shall have in place a defined contribution plan covering Transferred Employees that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code intended to be qualified pursuant to Section 401(a) of the Code (the “Purchaser 401(k) Plan”). Each Transferred Employee who participates in or is eligible to participate in the Bristol-Myers Squibb Company Savings and Investment Program (the “Seller SIP”) shall become a participant in or eligible to participate in the Purchaser 401(k) Plan as of the Transition Date, and each Transferred Employee who would become eligible to participate in the Seller SIP during the Continuation Period if they remained employed by a Seller employer (pursuant to its terms in effect immediately prior to the Closing) shall be eligible to participate in the Purchaser 401(k) Plan no later than such date. For all purposes under the Purchaser 401(k) Plan, Transferred Employees shall receive credit for service recognized by a Seller employer prior to the Transition Date in accordance with Section 9.03(b).

(ii) Plan Rollovers. Effective as of the Closing Date, Purchaser shall cause the Purchaser 401(k) Plan to accept rollovers of distributions, including the

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in-kind rollover of promissory notes evidencing loans to Transferred Employees, from the Seller SIP.

(c) Retention Arrangements.

(i) Purchaser and Seller agree to cooperate and implement the retention award program, if any, described in the Employee Matters Letter.

(ii) Purchaser and Seller shall cooperate to determine whether any additional retention bonus arrangement for Facility Employees is necessary. To the extent necessary, Purchaser and Seller shall cooperate to develop a retention bonus arrangement for Facility Employees. Provided, however, that any such retention bonus payable under such arrangement shall not be payable to any Facility Employee who terminates employment with Seller prior to the Closing Date or does not accept an offer of employment with the Purchaser or its Affiliate.

(iii) Purchaser, in its discretion, may establish and maintain a retention program for certain Transferred Employees, to be selected by Purchaser, in consultation with Seller, pursuant to terms and conditions that are determined by Purchaser in consultation with Seller. Purchaser shall be solely responsible for the retention program and all Liabilities arising from or related in any way thereto.

(d) Relocation; Repatriation. With respect to each Transferred Employee who, as of their Transition Date, is in the process of undergoing a relocation, Purchaser shall, or shall cause its Affiliates to, provide relocation benefits under the applicable Purchaser Benefit Plan at the expense of Purchaser or its Affiliates. With respect to each Transferred Employee who is on expatriate assignment as of the applicable Transition Date and who is identified on Section 9.04(d) of the Seller Disclosure Schedule, Purchaser shall, or shall cause its Affiliates to, provide repatriation benefits that are provided to similarly situated employees of Purchaser.

(e) Tuition Assistance, Education, and Other Training Programs. Effective as of the applicable Transition Date, Purchaser shall, or shall cause an applicable Purchaser employer to, honor the tuition assistance, education, or other training commitments, described on Section 9.04(e) of the Seller Disclosure Schedule, with respect to any Transferred Employee currently enrolled in an educational or other training course approved under the applicable Seller program as of the applicable Transition Date and in accordance with the same terms and conditions as provided by Seller. Any such Transferred Employee shall be eligible to participate in the tuition assistance program or other training programs available to similarly situated employees of the applicable Purchaser employer following the completion of the course or courses such Transferred Employee is enrolled as of the applicable Transition Date.

(f) Equity-Based Compensation. Purchaser shall provide a “new hire” equity-based compensation grant to each Transferred Employee in the amount and in the form specified and listed on the Employee Matters Letter. Purchaser shall also provide an annual “refresher” equity-based compensation grant to each Transferred Employee during the Continuation Period (on the same schedule as Purchaser provides such grants to its similarly situated employees),

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unless the employment of such Transferred Employee terminates sooner, in the amount and in the form specified on listed on the Employee Matters Letter.

SECTION 9.05 WARN Act. Purchaser and its Affiliates shall be responsible for compliance with, and any Liabilities incurred pursuant to, the U.S. Worker Adjustment and Retraining Notification Act, as amended (the “WARN Act”) and any similar applicable Law with respect to employment of the Transferred Employees by Purchaser or its Affiliates after the Closing Date. Seller shall provide information concerning changes in the workforce of Seller and Seller’s Affiliates to the extent such information is necessary to determine what is required for Purchaser or an Affiliate of Purchaser to comply with the requirements of the WARN Act or such similar applicable Law. The parties will cooperate in good faith with regard to any notification that may be required by the WARN Act or other similar applicable Law as a result of the transactions contemplated by this Agreement.

SECTION 9.06 Cooperation. Seller shall make commercially reasonable efforts, subject to applicable Law, to provide Purchaser in a timely manner with information and documents relating to the Seller Benefit Plans and Transferred Employees as may reasonably be requested by Purchaser to facilitate Purchaser’s efforts to meet its employment-related obligations hereunder, including to provide employee benefits to the Transferred Employees; provided, however, that Seller shall not be required to provide confidential, proprietary or otherwise nonpublic information and documents relating to the Transferred Employees or the Seller Benefit Plans that are not reasonably necessary to Purchaser’s compliance with this agreement. Seller shall and shall cause its Affiliates to reasonably cooperate with Purchaser to provide reasonable access for Purchaser and its Affiliates to Facility Employees in connection with any offers of employment to be made hereunder. Subject to applicable Law, each party shall reasonably cooperate with the other in providing access to relevant data and employment records of Transferred Employees reasonably necessary to administer the benefits of the Transferred Employees under any Seller Benefit Plan or any employee benefit plan maintained by Purchaser or its Affiliates in which Transferred Employees are eligible to participate.

SECTION 9.07 Effects of Article IX. Nothing in this Agreement shall constitute an amendment to any employee benefit plan, and no employee benefit plan shall be amended absent a separate written amendment that complies with such plan’s amendment procedures. Nothing in this Article IX is intended or shall be construed to entitle any person other than the parties hereto and their respective transferees and permitted assigns to any claim, cause of action, remedy or right of any kind (including any third-party beneficiary rights).

SECTION 9.08 Actions by Affiliates. All obligations undertaken by Purchaser under this Article IX may be satisfied in whole or in part by an Affiliate of Purchaser.

ARTICLE X

INDEMNIFICATION

SECTION 10.01 Indemnification by Seller.

(a) From and after the Closing, Seller shall indemnify Purchaser, its Affiliates and each of their respective officers, directors, employees, agents and representatives (the

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“Purchaser Indemnitees”) against and hold them harmless from any loss, liability, claim, damage, settlement (subject to Section 10.07) or expense (including reasonable legal fees and expenses) (“Losses”) suffered or incurred by any such indemnified party to the extent arising from:

(i) any breach of any representation or warranty of Seller contained in this Agreement; or

(ii) any breach of any covenant of Seller contained in this Agreement;

provided, however, that this Section 10.01 shall not provide for any indemnification arising out of or relating to Taxes (which are the subject of Section 10.03).

(b) Notwithstanding the forgoing, Seller shall not be required to indemnify any Purchaser Indemnitee and Seller shall not have any liability for any Losses:

(i) under Section 10.01(a)(i) unless the aggregate of all Losses for which Seller would be liable, but for this clause (i), exceeds on a cumulative basis an amount equal to [ * ];

(ii) under Section 10.01(a)(i) for any individual item (or series of related items) where the Loss relating thereto is less than an amount equal to [ * ], and such items shall not be aggregated for purposes of the foregoing clause (i) of this Section 10.01(b); or

(iii) under Section 10.01(a)(i), (A) with respect to the [ * ] of [ * ] (the “Fundamental Representations”), in [ * ] of the [ * ] and (B) with respect to all representations and warranties other than the Fundamental Representations, [ * ];

provided, that the limitations on indemnification set forth in clauses (i) and (ii) of this Section 10.01(b) shall not apply to any Losses resulting from a breach of the Fundamental Representations.

(c) Each Purchaser Indemnitee shall use commercially reasonable efforts to, and shall cause its Affiliates to use commercially reasonable efforts to, mitigate any Losses for which it seeks indemnification hereunder and the costs incurred from such mitigation shall be included as additional Losses subject to indemnification; provided, that no such Purchaser Indemnitee shall be required to take any action or refrain from taking any action that is contrary to any applicable Contract or Applicable Law binding on such Purchaser Indemnitee or any Affiliate thereof, or waive or abandon any rights to any Intellectual Property.

(d) Seller shall not be obligated to indemnify any Purchaser Indemnitee and Seller shall have no liability for any Losses arising from any environmental matter or condition (i) that is discovered or detected by or results from any sampling, investigation or reporting by or on behalf of Purchaser (unless such sampling, investigation or reporting was mandated by a Governmental Entity or other third party), or (ii) to the extent it is caused, exacerbated, or

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contributed to by any act, omission or operations after the Closing Date by, on behalf of, or under the control of, any person other than Seller.

(e) The obligation to indemnify any Purchaser Indemnitee shall be subject to Section 3.04 and Section 10.06.

SECTION 10.02 Indemnification by Purchaser.

(a) From and after the Closing, Purchaser shall indemnify Seller, its Affiliates and each of their respective officers, directors, employees, agents and representatives (the “Seller Indemnitees”) against and hold them harmless from any Loss suffered or incurred by any such indemnified party to the extent arising from (i) any breach of any representation or warranty of Purchaser contained in this Agreement, (ii) any breach of any covenant of Purchaser contained in this Agreement and (iii) any Assumed Liability (subject to any representation or warranty made by Seller in respect thereof); provided, however, that this Section 10.02 shall not provide for any indemnification arising out of or relating to Taxes (which are the subject of Section 10.03).

(b) Notwithstanding the forgoing, Purchaser shall not be required to indemnify any Seller Indemnitee and Purchaser shall not have any liability for any Losses under Section 10.02(a)(i), in [ * ] of the [ * ].

(c) Each Seller Indemnitee shall use commercially reasonable efforts to, and shall cause its Affiliates to use commercially reasonable efforts to, mitigate any Losses for which it seeks indemnification hereunder and the costs incurred from such mitigation shall be included as additional Losses subject to indemnification; provided, that no such Seller Indemnitee shall be required to take any action or refrain from taking any action that is contrary to any applicable Contract or Applicable Law binding on such Seller Indemnitee or any Affiliate thereof, or waive or abandon any rights to any Intellectual Property.

(d) The obligation to indemnify any Seller Indemnitee shall be subject to Section 3.04 and Section 10.06.

SECTION 10.03 Tax Indemnification.

(a) From and after the Closing, Seller shall indemnify Purchaser Indemnitees against and hold them harmless from (i) any Taxes suffered or incurred by any such indemnified party to the extent arising from (A) the breach of any Tax-related representation or warranty of Seller contained in Section 4.03 of this Agreement, or (B) the breach of any Tax-related covenant or other agreement of Seller contained in Section 5.02 or 8.05; and (ii) any Excluded Tax Liability; provided, however, that, in each case, Seller is not required to satisfy any claim under this Section 10.03(a) to the extent that (A) the Tax arises as a result of a change in any Tax law, including any increase in the rates of Tax, announced after the date of this Agreement, (B) the liability for Tax is disclosed on Section 4.03 of the Seller Disclosure Schedule or (C) the Tax arises as a result of any action taken by Purchaser or any of its Affiliates outside the ordinary course on the Closing Date after the Closing.

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(b) From and after the Closing, Purchaser shall indemnify Seller against and hold Seller harmless from (i) any Transfer Tax liability of Purchaser imposed pursuant to Section 8.06(a); (ii) any Losses suffered or incurred by Seller to the extent arising from the breach of any covenant or other agreement of Purchaser contained in Section 8.06; and (iii) any Taxes relating to the Acquired Assets that are Assumed Liabilities.

(c) Any indemnity payment to be made hereunder shall be paid within ten (10) days after the indemnified party makes written demand upon the indemnifying party, but in no case earlier than five (5) business days prior to the date on which the relevant Taxes (including any estimated Tax payments) are required to be paid to the relevant Taxing authority.

SECTION 10.04 Limitations on Liability; Cooperation.

(a) Notwithstanding any provision herein, neither Seller nor Purchaser shall in any event be liable to the other party or its Affiliates, or any of their respective officers, directors, employees, agents or representatives, on account of any indemnity obligation set forth in Section 10.01 or Section 10.02 for any indirect, consequential, special, incidental or punitive damages (including lost profits, loss of use, damage to goodwill or loss of business), except in the case of fraud as between the parties hereto or to the extent actually awarded to a third party in a Third Party Claim.

(b) Purchaser and Seller shall cooperate with each other with respect to resolving any claim or liability with respect to which one party is obligated to indemnify the other party hereunder including by making reasonable best efforts to mitigate or resolve any such claim or liability.

(c) Each of Seller and Purchaser further acknowledges and agrees that, should the Closing occur, its sole and exclusive remedy with respect to any and all claims relating to this Agreement, any Other Transaction Document (solely to the extent such Other Transaction Document is an instrument of transfer), the Acquisition, any document or certificate delivered in connection herewith, the operation of the Monte Villa Facility, the Acquired Assets, the Excluded Assets, the Assumed Liabilities and the Excluded Liabilities or any national, local or foreign statute, law, ordinance, rule or regulation or otherwise (other than claims of, or causes of action arising from, fraud, criminal activity or willful misconduct or claims for specific performance or other equitable remedy to require a party to perform its obligations under this Agreement) shall be pursuant to the indemnification provisions set forth in this Article X. In furtherance of the foregoing, each of Seller and Purchaser hereby waives, from and after the Closing, to the fullest extent permitted under Applicable Law, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud, criminal activity or willful misconduct or claims for specific performance or other equitable remedy to require a party to perform its obligations under this Agreement) it or any of its Affiliates may have against Purchaser, in the case of Seller, or against Seller and the Selling Affiliates, in the case of Purchaser, arising under or based upon this Agreement, any Other Transaction Document (solely to the extent such Other Transaction Document is an instrument of transfer), the Acquisition, any document or certificate delivered in connection herewith, the operation of the Monte Villa Facility, the Acquired Assets, the Excluded Assets, the Assumed Liabilities and the Excluded

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Liabilities or any national, local or foreign statute, law ordinance, rule or regulation or otherwise (except pursuant to the indemnification provisions set forth in this Article X) including any and all rights, claims and causes of action under any Environmental Law. For the avoidance of doubt, nothing in this Agreement shall limit any party’s right to seek and obtain any equitable relief to which any party shall be entitled or to seek any remedy on account of any party’s fraudulent, criminal or intentional misconduct.

(d) For purposes of this Article X, any breach of any representation or warranty shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty other than in connection with a listing obligation.

SECTION 10.05 Indemnity Net; Losses Net of Insurance, etc.

(a) For the purposes of the indemnification provisions set forth in this Article X, any Losses or amounts otherwise payable hereunder (including amounts relating to Taxes pursuant to Section 10.03) shall be determined on the basis of the net effect after giving effect to any actual cash payments, setoffs or recoupment or any payments in each case actually received, realized or retained by the indemnified party (including any amounts recovered by the indemnified party under insurance policies), and any net Tax benefit as a result of any event giving rise to a claim for such indemnification. The indemnifying party and the indemnified party shall use reasonable best efforts to obtain any and all amounts recoverable under insurance policies which would reduce a claim for indemnification under this Section 10.05.

(b) Notwithstanding anything contained herein to the contrary, after the Closing, in any case where a Purchaser Indemnitee or Seller Indemnitee actually recovers, under insurance policies or from any other person alleged to be responsible for indemnifiable Losses, any amount in respect of a matter for which such indemnitee was indemnified pursuant to Section 10.01 or Section 10.02, such indemnitee shall promptly pay over to the indemnifying party the amount so recovered, but not in excess of the amount received by such indemnitee (net of any previously unpaid or unreimbursed expenses incurred in collecting such amounts and, if applicable, any increases in insurance premiums that are proximately caused by such recovery). No indemnified party shall be entitled to recover for any Losses relating to any matter more than once to prevent duplicative recovery.

SECTION 10.06 Termination of Indemnification.

(a) The obligations to indemnify and hold harmless a party hereto pursuant to (i) Section 10.01(a)(i) and Section 10.02(a)(i), shall terminate when the applicable representation or warranty terminates pursuant to paragraph (b) below, and (ii) Section 10.03 shall terminate thirty (30) days after expiration of the applicable statute of limitations without giving effect to any tolling or extension thereof; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified or the related party thereto shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis of such claim) to the indemnifying party.

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(b) The representations and warranties in this Agreement shall survive the Closing solely for purposes of Section 10.01 and Section 10.02 and shall terminate (i) at the close of business on the date that is [ * ] after the Closing Date with respect to the representations and warranties other than the Fundamental Representations and those in [ * ], (ii) at the close of business on the date that is [ * ] after the Closing Date with respect to [ * ] and (iii) sixty (60) days following the expiration of the respective statute of limitations (without giving effect to any tolling or extension thereof) with respect to the Fundamental Representations and those representations and warranties in [ * ]. The covenants of the parties hereto shall terminate on the Closing Date (other than covenants which require any of the parties hereto to undertake any post-Closing action, which shall survive the Closing to the extent provided in their respective terms).

SECTION 10.07 Procedures Relating to Indemnification for Third Party Claims.

(a) A party believing that it is entitled to indemnification under Section 10.01 or 10.02 (an “indemnified party”) shall give prompt written notification to the other party (the “indemnifying party”) of the commencement of any claim, action, lawsuit or other proceeding for which indemnification may be sought or, if earlier, upon the assertion of any such claim, action, lawsuit or other proceeding by made by any person against the indemnified party (a “Third Party Claim”) (it being understood and agreed, however, that the failure by an indemnified party to give notice of a Third Party Claim as provided in this Section 10.08 shall not relieve the indemnifying party of its indemnification obligation under this Agreement except and only to the extent that such indemnifying party is actually materially prejudiced as a result of such failure to give notice).

(b) Within thirty (30) days after delivery of such notification, the indemnifying party may, upon written notice thereof to the indemnified party, assume control of the defense of such Third Party Claim with counsel reasonably satisfactory to the indemnified party; provided, however, that an indemnifying party shall not be entitled to assume control of the defense of any Third Party Claim if (i) such Third Party Claim could reasonably be expected to result in criminal liability of, or equitable remedies against, the indemnified party; or (ii) the indemnified party reasonably believes that the interests of the indemnifying party and the indemnified party with respect to such Third Party Claim are in conflict with one another, and as a result, the indemnifying party could not adequately represent the interests of the indemnified party in such Third Party Claim; provided, further, that an indemnifying party shall relinquish control of the defense of any Third Party Claim if such indemnifying party is not diligently defending such Third Party Claim. If the indemnifying party believes that a Third Party Claim presented to it for indemnification is one as to which the indemnified party is not entitled to indemnification under Article X, it shall so notify the indemnified party and the indemnifying party shall not be entitled to assume control of the defense thereof. The failure of the indemnifying party to respond in writing to the notice of a Third Party Claim within thirty (30) days after receipt thereof shall be deemed an election not to assume control of the defense of the same. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party; provided that if the indemnified party reasonably concludes, based on advice from counsel, that the indemnifying party and the indemnified party have conflicting interests with respect to such Third Party Claim, the indemnifying party shall be

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responsible for the reasonable fees and expenses of counsel to the indemnified party solely in connection therewith. In the event, however, that the indemnifying party declines or fails to assume, or is not permitted to assume, the defense of such Third Party Claim on the terms provided above or to employ counsel reasonably satisfactory to the indemnified party, in each case within such thirty (30)-day period, then the indemnified party may employ counsel to represent or defend it in any such Third Party Claim, and the indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party as incurred.

(c) The indemnifying party shall keep the indemnified party advised of the status of such Third Party Claim and the defense thereof and shall consider recommendations made by the indemnified party with respect thereto. The indemnified party shall deliver to the indemnifying party, promptly after the indemnified party’s receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

(d) If the indemnifying party so elects to assume the defense of any Third Party Claim, all of the indemnified parties shall reasonably cooperate with the indemnifying party in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party’s reasonable request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third Party Claim, and the indemnified parties shall use their reasonable best efforts to make their employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(e) Whether or not the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge such Third Party Claim without the indemnifying party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). If the indemnifying party assumes the defense of a Third Party Claim, the indemnifying party shall not agree to any compromise, discharge or settlement of such Third Party Claim or consent to any judgment in respect thereof, in each case without the prior written consent of the indemnified party, unless (i) such compromise, discharge, or settlement provides for a complete and unconditional release of the indemnified party from all liability with respect thereto and does not contain any admission or statement suggesting any wrongdoing or liability on behalf of the indemnified party or any of its officers, directors, managers, employees, agents or representatives and (ii) the sole relief provided in connection therewith is monetary damages that are paid in full by the indemnifying party.

SECTION 10.08 Procedures Related to Environmental Matters.

(a) With respect to any environmental investigatory, corrective or remedial action (“Remedial Action”) that is required to satisfy Seller’s indemnification obligations under Section 10.01(a)(i) with respect to a breach of the representations and warranties in Section 4.11 and/or with respect to the Excluded Environmental Liabilities:

(i) Seller shall have the right, but not the obligation, to conduct and control the Remedial Action. When Seller opts to conduct such Remedial Action (A)

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Seller shall provide Purchaser with prompt written notice of Seller’s intent to conduct and control the Remedial Action, (B) Seller shall make commercially reasonable efforts to conduct and control such Remedial Action on the Monte Villa Facility without unreasonably interfering with Purchaser’s operations thereon and (C) Purchaser shall have the right to monitor such Remedial Action on the Monte Villa Facility and consult with Seller. Any costs incurred after Closing by Purchaser relating to oversight of activities undertaken hereunder by Seller hereunder shall be at Seller’s sole cost and expense and shall be subject to indemnification hereunder.

(ii) Seller shall only be liable for its share of the costs incurred to the extent such Remedial Action is required by applicable Environmental Law (as applicable and in effect at the time of such Remedial Action) and conducted in a cost-effective manner. “Cost-Effective Manner” shall mean (A) the least stringent industrial clean-up standards that are applicable to the Monte Villa Facility as of the Closing Date and are allowed under applicable Environmental Law and (B) the least costly methods that are allowed under applicable Environmental Law and that are approved by or otherwise acceptable to applicable Governmental Entities to achieve such industrial standards, including monitored natural attenuation, in situ remediation, active remediation, engineering and institutional controls, deed notices, property use restrictions to eliminate or minimize exposure pathways, including soil and groundwater use restrictions, soil and groundwater management plans, and restrictions requiring the Monte Villa Facility to remain industrial and not be modified or redeveloped for residential, commercial or other non-industrial use. Purchaser agrees to accept and, if requested to do so, record on the deed for the Monte Villa Facility, such controls, notices and restrictions. In the event Purchaser changes, modifies, or expands the facilities or operations at the Monte Villa Facility after the Closing Date, and such change, modification or expansion increases the cost of a Remedial Action required to satisfy Seller’s indemnification obligations, Purchaser shall be responsible for such incremental increase in cost and, if Seller is conducting and controlling such Remedial Action, Purchaser shall reimburse Seller for such incremental increase in cost. Purchaser shall be responsible for any operation and maintenance with respect to any such institutional or engineering controls subsequent to completion of their initial installation, and such post-installation costs shall not be subject to indemnification.

(iii) With respect to any Remedial Action conducted and controlled by Seller, Purchaser shall cooperate with Seller, and shall provide access to the Monte Villa Facility (which access shall include the right to cross the Monte Villa Facility in order to reach offsite properties). Such access shall include, without limitation, access to install, maintain, replace and operate wells, conduct sampling, remove or cover impacted soil and/or groundwater, and address vapor intrusion concerns. The parties hereto agree to reasonably cooperate with one another in connection with any matter governed hereunder and to generally conduct themselves in good faith and a cost effective manner with respect thereto.

(iv) Any obligation of Seller to conduct or fund any Remedial Action shall be deemed satisfied, and such indemnification obligation terminated, upon

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completion of a Remedial Action in a manner which satisfies Environmental Laws (as applicable to an industrial property and in effect at the time of such Remedial Action) or is otherwise acceptable to applicable Governmental Entities.

(b) In the event Seller or any Seller Indemnitee is party to any investigation, claim, litigation, proceeding, or other adversarial action arising under Environmental Law or with respect to Hazardous Materials, related to the Acquired Assets, or the Monte Villa Facility, irrespective of whether Purchaser has made a claim for indemnification hereunder, Purchaser and Purchaser Indemnitees shall provide reasonable cooperation and access to Seller and Seller Indemnitees after the Closing Date to allow Seller and Seller Indemnitees to defend, prosecute, or otherwise respond to such matter. Such cooperation and access shall include but shall not be limited to: (i) reasonable access to the relevant Acquired Assets or the Monte Villa Facility; (ii) the right to review and copy relevant documents, records and information in the possession of any Purchaser Indemnitee; and (iii) the right to interview, take statements and affidavits from, and depose, if necessary, employees of Purchaser Indemnitees.

SECTION 10.09 Procedures Related to Indemnification for Other Claims. In the event any indemnified party should have a claim against any indemnifying party under Section 10.01 or Section 10.02 that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim to the indemnifying party promptly after obtaining knowledge of such claim. The failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to such indemnified party under Section 10.01 or Section 10.02, except to the extent that the indemnifying party demonstrates that it has been actually and materially prejudiced by such failure. If the indemnifying party disputes its liability with respect to such claim, the indemnifying party and the indemnified party shall proceed in good faith to negotiate a resolution of such dispute, and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

SECTION 10.10 Procedures Related to Indemnification of Tax Claims.

(a) If a claim relating to Taxes is made against any indemnified party (a “Tax indemnified party”) by any Taxing authority, which claim, if successful, might result in an indemnity payment to any Tax indemnified party pursuant to Article X, the Tax indemnified party shall notify the other party (the “Tax indemnifying party”) in writing of such claim (a “Tax Claim”) within five (5) days from the receipt by the Tax indemnified party of written notice of such Tax Claim.

(b) With respect to any Tax Claim, the Tax indemnifying party shall control all proceedings taken in connection with such Tax Claim (including selection of counsel) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any Taxing authority with respect thereto, and may, in its sole discretion, either pay the Tax claimed and sue for a refund where Applicable Law permits such refund suits or contest the Tax Claim in any permissible manner, and the Tax indemnified party shall take all actions, including executing a power of attorney, to enable the Tax indemnifying party to control such Tax Claim. The Tax indemnified

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party shall have the right to be informed of the progress of any Tax Claim and to participate in all material aspects of the prosecution or defense of such Tax Claim (at its expense) and shall be entitled to have its representatives (including counsel of its choosing) attend any such proceedings (at its expense). Upon receipt of a written request from the Tax indemnified party, the Tax indemnifying party shall (i) inform the Tax indemnified party in advance of the date, time and place of all material administrative or judicial meetings, conferences, hearings and other proceedings relating to such Tax Claim and (ii) provide the Tax indemnified party with all material documents relating to such Tax proceedings upon receipt from the applicable governmental authority. In no case shall any Tax indemnified party settle or otherwise compromise any Tax Claim without the Tax indemnifying party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

SECTION 10.11 Tax Treatment of Indemnification Payments. For all Tax purposes, Purchaser, Seller and each of their respective Affiliates agree to treat any indemnity payment under this Agreement as an adjustment to the Purchase Price received by Seller and Selling Affiliate, as applicable for the Transactions unless a final determination of a Taxing authority provides otherwise.

ARTICLE XI

TERMINATION

SECTION 11.01 Termination. This Agreement may be terminated and Transactions abandoned at any time prior to the Closing by:

(a) mutual written consent of Seller and Purchaser;

(b) Seller if there shall have been a breach of any of the representations, warranties, agreements or covenants set forth in this Agreement on the part of Purchaser which has rendered any conditions set forth in Section 3.03 incapable of being satisfied, such violation or breach has not been waived by Seller, and the breach is not capable of being cured prior to the Outside Date or is not cured by the earlier of (i) ninety (90) days following Seller’s written notice to Purchaser of such breach and (ii) the Outside Date; provided that the right to terminate this Agreement under this Section 11.01(b) shall not be available to Seller if Purchaser is then permitted to terminate this Agreement pursuant to Section 11.01(c);

(c) Purchaser if there shall have been a breach of any of the representations, warranties, agreements or covenants set forth in this Agreement on the part of Seller which has rendered any conditions set forth in Section 3.02 incapable of being satisfied, such violation or breach has not been waived by Purchaser, and the breach is not capable of being cured prior to the Outside Date or is not cured by the earlier of (i) ninety (90) days following Purchaser’s written notice to Seller of such breach and (ii) the Outside Date; provided that the right to terminate this Agreement under this Section 11.01(c) shall not be available to Purchaser if Seller is then permitted to terminate this Agreement pursuant to Section 11.01(b);

(d) either party hereto if the Closing does not occur on or prior to [ * ] (as may be extended pursuant to the following proviso, the “Outside Date”); provided, that the right to terminate this Agreement under this Section 11.01(d) shall not be available to a party that is in

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breach in any material respect of any of its representations, warranties, covenants or agreements contained in this Agreement; or

(e) either party hereto if any court of competent jurisdiction or other competent Governmental Entity shall have issued a statute, rule, regulation, order, decree or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions and such statute, rule, regulation, order, decree or injunction or other action shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 11.01(e) shall not be available to a party that is in breach in any material respect of any of its representations, warranties, covenants or agreements contained in this Agreement.

SECTION 11.02 Return of Confidential Information. If the Transactions are terminated as provided herein:

(a) Purchaser shall return to Seller all documents and other material received by Purchaser, its Affiliates and their respective representatives from Seller or a Selling Affiliate or representatives relating to the Transactions and by the Other Transaction Documents, whether so obtained before or after the execution hereof, to Seller; and

(b) all confidential information received by Purchaser, its Affiliates and their respective representatives with respect to Seller or any Selling Affiliate and the Acquired Assets shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect subject to its terms notwithstanding the termination of this Agreement.

SECTION 11.03 Consequences of Termination. In the event of termination by Seller or Purchaser pursuant to this Article XI, written notice thereof shall forthwith be given to the other party and the Transactions shall be terminated, without further action by either party. If this Agreement is terminated and the Transactions are abandoned as described in this Article XI, this Agreement shall become void and of no further force or effect, except for the provisions of (a) Section 7.01 relating to the obligation of Purchaser to keep confidential certain information and data obtained by it, (b) Section 7.02 relating to the obligation of Purchaser not to solicit or hire certain employees of Seller and its Affiliates, (c) Section 12.03 relating to certain expenses, (d) Section 12.04 relating to attorney fees and expenses, (e) Section 8.03 relating to publicity and (f) this Article XI. Nothing in this Article XI shall be deemed to release either party from any liability for any intentional and material breach by such party of the terms and provisions of this Agreement prior to such termination or to impair the right of either party to compel specific performance by the other party of its obligations under this Agreement.

ARTICLE XII

MISCELLANEOUS

SECTION 12.01 Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by Purchaser or Seller (including by operation of law in connection with a merger, consolidation or sale of substantially all the assets of Purchaser or Seller) without the prior written consent of the other party hereto; provided, however, that (i) Seller may assign its rights and obligations hereunder to any transferee of all or

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substantially all of the assets of Seller, (ii) Seller may cause the performance of any of its obligations hereunder through one or more of Selling Affiliates, in each case, without the consent of Purchaser; (iii) Purchaser may designate, by written notice to Seller given not less than two (2) business days prior to the Closing, an Affiliate of which Purchaser owns not less than ninety percent (90%) of the outstanding ownership interests to acquire any or all of the Acquired Assets and (iv) Purchaser shall be entitled to assign any or all of its rights under this Agreement to any Affiliate of which Purchaser owns not less than ninety percent (90%) of the outstanding ownership interests provided that if such assignee shall subsequently cease to be an Affiliate of Purchaser then Purchaser will procure that prior thereto that company will re-assign those rights to Purchaser or to another Affiliate of Purchaser of which Purchaser owns not less than ninety percent (90%) of the outstanding ownership interests and provided, further, that no such assignment shall relieve Purchaser from any obligations hereunder. Any attempted assignment in violation of this Section 12.01 shall be void.

SECTION 12.02 No Third-Party Beneficiaries. Except as provided in Article X, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

SECTION 12.03 Expenses. Whether or not the Transactions are consummated, and except as otherwise specifically provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such costs or expenses.

SECTION 12.04 Attorney Fees. A party in breach of this Agreement shall, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled.

SECTION 12.05 Amendments. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. By an instrument in writing Purchaser, on the one hand, or Seller, on the other hand, may waive compliance by the other with any term or provision of this Agreement that such other party was or is obligated to comply with or perform. Any such waiver shall only be effective in the specific instance and for the specific and limited purpose for which it was given and shall not be deemed a waiver of any other provision of this Agreement or of the same breach or default upon any recurrence thereof. No failure on the part of any party to exercise and no delay in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

SECTION 12.06 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by electronic mail (which is confirmed) or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by

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hand, electronic mail, or if mailed, three (3) days after mailing (one business day in the case of overnight mail or overnight courier service), as follows:

(a) if to Purchaser,

Seattle Genetics, Inc.

21823 30th Drive SE

Bothell, WA 98021

Facsimile:      (425) 527-4107

Attention:      General Counsel

Email:            legal@seagen.com

with a copy (which shall not constitute notice) to:

Summit Law Group, PLLC

315 Fifth Avenue South, Suite 1000

Seattle, WA 98104

Facsimile:      (206) 676-7001

Attention:      [ * ]

Email:            [ * ]

(b) if to Seller,

Bristol-Myers Squibb Company

345 Park Avenue

New York, NY 10154

Facsimile:      (212) 546-9562

Attention:            General Counsel

with a copy (which shall not constitute notice) to:

Bristol-Myers Squibb Pharmaceutical Group

Route 206 & Province Line Road

Princeton, NJ 08540

Facsimile:      (609) 252-7680

Attention:      [ * ]

Email:            [ * ]

Covington & Burling LLP

The New York Times Building, 620 Eight Avenue

New York, NY 10018

Facsimile:      (646) 441-9012

Attention:      [ * ]

Email:            [ * ]

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SECTION 12.07 Interpretation; Exhibits, Seller Disclosure Schedule; Certain Definitions.

(a) The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “or” when used in this Agreement is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The words “exclusively used or held for use” shall be construed as “exclusively used or exclusively held for use”. All terms defined in this Agreement shall have their defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth therein), (ii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iii) all references herein to Articles, Sections, Exhibits or Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules of this Agreement and (iv) the headings contained in this Agreement, the Seller Disclosure Schedule, other Schedules or any Exhibit and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The Seller Disclosure Schedule, all other Schedules and all Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in the Seller Disclosure Schedule, any other Schedule or any Exhibit annexed hereto but not otherwise defined therein, shall have the meaning as defined in this Agreement. In the event of an ambiguity or a question of intent or interpretation, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. References herein to a party include references to such party’s successors and permitted assigns.

(b) For all purposes hereof:

“Accounts Payable” means all accounts payable of Seller or Selling Affiliates with respect to the operation of the Monte Villa Facility for which Seller or Selling Affiliates had services rendered, products sold or goods shipped from the supplier as of the end of the day immediately prior to the Closing Date.

“Accounts Receivable” means all accounts receivable, notes receivable and other indebtedness due and owed by any third party to Seller or Selling Affiliates with respect to the operation of at the Monte Villa Facility and occurring in the ordinary course of business as of the end of the day immediately prior to the Closing Date, including all trade accounts receivable representing amounts receivable in respect of goods shipped, products sold or services rendered

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prior to the day immediately prior to the Closing Date and the full benefit of any security for such accounts or debts.

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person; and for the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Benefit Plan” means a pension, profit sharing, 401(k) retirement, employee stock ownership, deferred compensation, stock purchase, stock option or other equity based compensation plans, incentive, bonus, vacation, employment, independent contractor, consulting, change in control, severance, indemnification, loan, disability, hospitalization, sickness, death, medical insurance, dental insurance, life insurance or any other employee or fringe benefit plan, agreement, program, policy, trust, fund, contract or arrangement.

“business day” means any day, other than a Saturday or Sunday, on which commercial banks are not required or authorized to close in the City of New York.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“dollars” or “$” means lawful money of the United States of America.

“Employee Matters Letter” means an employee matter side letter substantially in the form accompanying this Agreement.

“Environmental Law” means any law, statute, regulation, rule, code, ordinance, or decree issued by any Governmental Entity and having the effect of law its local jurisdiction, relating to pollution, protection of the environment, protection of human health, or protection of natural resources, as enacted prior to the date hereof and as in effect on the date hereof.

“Environmental Permit” means any permit, license, registration, or other authorization issued under or pursuant to Environmental Laws.

“Facility Contractor” means each independent contractor of Seller or the Selling Affiliates who provides substantial services in connection with the operation of the Monte Villa Facility, being (A) those individuals set forth on Section 9.01 of the Seller Disclosure Schedule, as the same may be updated consistent with the terms of this Agreement and (B) such other independent contractors who may be engaged by Seller or the Selling Affiliate in connection with the operation of the Monte Villa Facility between the date hereof and the Closing Date and who are described by the above clause; provided that the term “Facility Contractor” does not include anyone designated as an “Excluded Contractor”

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Facility Employee” means each employee of Seller or the Selling Affiliates who spends at least 50% of his or her working time performing services in connection with the operation of the Monte Villa Facility, being (A) those individuals set forth on Section 9.01 of the Seller Disclosure Schedule, as the same may be updated consistent with the terms of this Agreement and (B) such other employees who may be hired by Seller or the Selling Affiliate in connection with the operation of the Monte Villa Facility between the date hereof and the Closing Date and who are described by the above clause; provided that the term “Facility Employee” does not include anyone designated as an “Excluded Employee”.

“Facility Know-How” means Product Formulae, Manufacturing Know-How, technology, data, techniques, designs, process, methods and other know-how relating to the operation of the Monte Villa Facility.

“Governmental Entity” means any governmental, regulatory or administrative authority, agency, division, instrumentality or commission or any judicial or arbitral body.

“Hazardous Material” means any chemical, material, substance or waste regulated as hazardous or toxic pursuant to any Environmental Law due to its dangerous or deleterious properties or characteristics, including petroleum and asbestos.

“Intellectual Property” means (a) patents, patent applications and statutory invention registrations, together with all counterparts, reissues, divisions/divisionals, continuations, continuations-in part, extensions, provisional or supplemental protection certificates, renewals and reexaminations thereof, (b) trademarks, service marks, designs, trade dress, logos, slogans, trade names, business names, corporate names, Internet domain names, and all other indicia of origin, together with all translations, adaptations, derivations, and combinations thereof, and all trademark registrations, trademark applications, service mark registrations, service mark applications, domain name registrations and social media handles associated therewith, together with any extensions and renewals thereof and all goodwill associated therewith, (c) copyright registrations and copyright applications, together with any extensions and renewals thereof, (d) trademarks and copyrights that are not the subject of a pending application for registration with, or that are not registered with, an appropriate trademark and copyright office and (e) technical, scientific, regulatory and other information, results, techniques and data, in whatever form and whether or not confidential, proprietary, patented or patentable, including any discovery or invention, whether or not patentable, invention disclosures, plans, processes, practices, methods, know how, ideas, concepts, test data (including pharmacological, toxicological and clinical test data), analytical and quality control data, formulae, specifications, marketing, pricing, distribution, cost, sales, and manufacturing data or descriptions (the items in this clause (e) being referred to collectively as the “Information”).

“IT Know-How” means technology, data, techniques, designs, process, methods and other know-how relating to configuration and use of information technology systems and software used in connection with the operation of the Monte Villa Facility, including all issued or pending patents and all other applied for or registered Intellectual Property, and, for the avoidance of doubt, the actual information technology systems and software.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“knowledge” means (a) with respect to Seller or any Selling Affiliate, the current actual knowledge of the persons identified on Section 12.07(c) of the Seller Disclosure Schedule having [ * ] and (b) [ * ] knowledge of [ * ], having made due enquiry; provided, however, that with respect to Sections 3.04, 6.07 and 8.09, knowledge of Purchaser shall mean current actual knowledge of such persons without any obligation of due enquiry on their part.

“Lease Termination” means a lease termination agreement effecting the termination of the Lease and all of parties’ obligations thereunder, to be entered into by and between Seller or any Selling Affiliate and Purchaser on the Closing Date in a form reasonably acceptable to the parties.

“Manufacturing Know-How” means Information relating to the manufacture and production of any product.

“Material Adverse Effect” means any state of facts, change, development, condition, effect, event or occurrence that has had, or would reasonably be expected to have, a material adverse effect on the Acquired Assets, Assumed Liabilities or the operation of the Monte Villa Facility taken as a whole, or the ability of the Seller to consummate the Transactions. For purposes of this Agreement, “Material Adverse Effect” shall exclude any effects to the extent resulting from (i) changes in the United States economy or foreign economies in general, (ii) changes or prospective changes in U.S. GAAP or in any Applicable Law or applicable accounting regulations or principles or interpretations thereof, (iii) changes in industries relating to the operation of the Monte Villa Facility in general and not specifically relating to the operation of the Monte Villa Facility, (iv) conditions generally affecting financial, banking or securities markets (including any disruption thereof), (v) earthquakes, hurricanes, floods, tornadoes, storms, weather conditions, fires, power outages, epidemics or other natural disasters, (vi) political, regulatory, legislative or social conditions (including any outbreak or escalation of hostilities, acts of war or terrorism, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack or otherwise) (vii) any Facility Employees ceasing to be employed in connection with the operation of the Monte Villa Facility, (viii) the announcement by Seller of its intention to sell the Monte Villa Facility (including any loss of employees or any loss of, or any disruption in, contractual or other relationships with any commercial counterparties, equity holders, employees or regulators as a result of such announcement), (ix) any failure by Seller or any Selling Affiliate to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of this Agreement (provided that this clause (ix) shall not prevent a determination that any facts underlying such failure to meet such projections, forecasts or predictions have resulted in a Material Adverse Effect (to the extent such facts are not otherwise excluded from this definition of Material Adverse Effect)), or (x) the execution and delivery of this Agreement (including the disclosure of the identity of Purchaser) or any Other Transaction Document and the consummation of the Transactions; provided, however, that with respect to clauses (i), (ii), (iii), (iv), (v) and (vi), such matter shall be considered to the extent (but solely the disproportionate extent) that it disproportionately affects the operation of the Monte Villa Facility or the Acquired Assets, as compared to similarly situated manufacturing plants in the pharmaceutical industry.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Other Transaction Documents” means the Transaction Documents other than this Agreement.

“person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

“Post-Closing Tax Period” means all taxable periods beginning and ending after the Closing Date and the portion beginning on the day after the Closing Date of any Straddle Period.

“Pre-Closing Tax Period” means all taxable periods ending on or before the Closing Date and the portion ending on the Closing Date of any Straddle Period.

“Product Formulae” means the specific percentages and specifications for the mixing and preparation of the ingredients used in the manufacture or production of a specific product, taken as a whole and not in part.

“Quality Agreement” means a quality agreement substantially in the form of Exhibit B.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment.

“Representatives” means directors, officers, Affiliates, agents, advisors and other representatives.

“Selling Affiliate” means each Affiliate of Seller that owns right, title and interest to any of the Acquired Assets or is liable for any of the Assumed Liabilities, in each case immediately prior to the Closing.

“Shared Contract” means all Contracts of Seller or any of its Affiliates relating in part to the operation of the Monte Villa Facility, but not exclusively related to, or exclusively used or held for use in connection with the operation of the Monte Villa Facility, and not otherwise a Transferred Contract.

“subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which) is owned directly or indirectly by such first person or by another subsidiary of such person.

“Supply Agreement” means a supply agreement substantially in the form of Exhibit C.

“Tax” or “Taxes” means all national, local and foreign taxes, duties and similar assessments, however denominated, including all interest, penalties and additions imposed with respect to such amounts.

“Tax Return” means any return, declaration, report or other information (including any amendments or attachments thereto) supplied or required to be supplied to a Governmental Entity with respect to Taxes.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Transaction Documents” means (i) this Agreement, (ii) the Supply Agreement, (iii) the Quality Agreement, (iv) the Transitional Services Agreement, (v) the Lease Agreement, (vi) the Lease Termination and (vii) the Employee Matters Letter.

“Transactions” means the transactions contemplated by this Agreement.

“Transitional Services Agreement” means a transitional services agreement substantially in the form of Exhibit D, together with changes acceptable to both parties.

“U.S. GAAP” means generally accepted accounting principles in the United States, as in effect as of the date hereof.

(c) The following terms have the meanings given such terms in the Sections set forth below:

Term	Section
Accounts Payable	12.07(b)
Accounts Receivable	12.07(b)
Acquired Assets	1.02(a)
Acquisition	1.01
Actions	12.07(b)
Affiliate	12.07(b)
Applicable Laws	4.10
Assumed Liabilities	1.03(a)
Beneficiary	Exhibit A
BMS Names	7.05(d)
Bonus Year	Section 9.03(d)
business day	12.07(b)
Closing	2.01(a)
Closing Condition Failure	3.04
Closing Date	2.01(a)
Closing Date Amount	2.01(b)(i)
Code	12.07(b)
Confidential Information	5.04
Confidentiality Agreement	7.01
Continuation Period	Section 9.03
Contracts	1.02(a)(iii)
Cost-Effective Manner	10.08(a)(ii)
dollars	12.07(b)
Employee Matters Letter	12.07(b)
Environmental Law	12.07(b)
Environmental Permit	12.07(b)
Environmental Reports	4.11
Excluded Assets	1.02(c)
Excluded Contracts	1.02(c)(ix)
Excluded Environmental Liabilities	1.03(b)(vi)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Term	Section
Excluded Intellectual Property	1.02(c)(vi)
Excluded Inventory	1.02(c)(viii)
Excluded Liability	1.03(b)
Excluded Other Rights	1.02(c)(xi)
Excluded Permits	1.02(c)(x)
Excluded Personal Property	1.02(c)(vi)
Excluded Records	1.02(c)(xiii)
Excluded Tax Liability	1.03(b)(iii)
Facility Contractor	12.07(b)
Facility Employee	12.07(b)
Facility Know-How	12.07(b)
Facility Materials	7.05(a)
Governmental Entity	12.07(b)
Guaranty	Guaranty
Hazardous Material	12.07(b)
Inactive Employee	9.01(c)
Indemnification Agreement	Recitals
indemnified party	10.07(a)
indemnifying party	10.07(a)
Information	12.07(b)
Intellectual Property	12.07(b)
IT Know-How	12.07(b)
knowledge	12.07(b)
Lease	Recitals
Lease Amendment	Recitals
Lease Termination	12.07(b)
Lessor	Recitals
Liabilities	1.03(a)
Liens	4.02(a)
Losses	10.01(a)
Manufacturing Know-How	12.07(b)
Material Adverse Effect	12.07(b)
Monte Villa Facility	Recitals
Original Lease	Recitals
Other Rights	1.02(a)(v)
Other Transaction Documents	12.07(b)
Outside Date	11.01(d)
Parent	Guaranty
Permits	1.02(a)(iv)
Permitted Liens	4.04(a)
person	12.07(b)
Personal Property	1.02(a)(i)
Post-Closing Tax Period	12.07(b)
Pre-Closing Tax Period	12.07(b)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Term	Section
Product Formulae	12.07(b)
Property	Recitals
PSA	Recitals
Purchaser 401(k) Plan	Section 9.04(b)
Purchase Price	1.01
Purchaser	Preamble
Purchaser Indemnitees	10.01(a)
Purchaser Party	7.02
Quality Agreement	12.07(b)
Transferred Records	1.02(a)(vi)
Records	1.02(a)(vi)
Record Retention Period	9.08
Release	12.07(b)
Remedial Action	10.08(a)
Representatives	12.07(b)
ROFR	Recitals
Seller	Preamble
Seller Disclosure Schedule	Article IV
Seller Disclosure Schedule Update	8.09(b)
Seller Incentive Plan	9.03(d)
Seller Indemnitees	10.02
Seller SIP	9.04(b)
Selling Affiliate	12.07(b)
Statement of Pro Forma Balances	4.13(a)
Straddle Period	8.06(c)
subsidiary	12.07(b)
Supply Agreement	12.07(b)
Support Services	8.05
Tax	12.07(b)
Tax Claim	10.10(a)
Tax indemnified party	10.10(a)
Tax indemnifying party	10.10(a)
Tax Return	12.07(b)
Taxes	12.07(b)
Tenant	Recitals
Third Party Claim	10.07(a)
Transaction Documents	12.07
Transfer Taxes	1.03(a)(viii)
Transferred Contracts	1.02(a)(iii)
Transferred Employee	9.01(a)
Transferred Other Rights	1.02(a)(v)
Transferred Permits	1.02(a)(iv)
Transferred Personal Property	1.02(a)(i)
Transferred Software	1.02(a)(ii)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Term	Section
Transition Date	9.01
Transition Date Bonus Amount	9.03(d)
Transition Date Bonus Amount Schedule	9.03(d)
Transition Date Bonus Amount Transfer Date	9.03(d)
WARN Act	9.05

SECTION 12.08 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties hereto and delivered to the other party. Delivery of an executed counterpart of a signature page of this Agreement by “.pdf” or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 12.09 Entire Agreement. This Agreement, the Other Transaction Documents, the Confidentiality Agreement, and the Indemnification Agreement contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. Neither party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein, in the Other Transaction Documents or in the Confidentiality Agreement.

SECTION 12.10 Severability. If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by any Applicable Law or public policy, all other conditions and provisions of this Agreement shall nonetheless remain in full force and effect so long as the economic and legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the Transactions are consummated as originally contemplated to the fullest extent possible.

SECTION 12.11 Enforcement. The parties hereto agree that irreparable damage would occur and that the parties hereto would not have any adequate remedy at law if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Supreme Court of the State of New York sitting in New York County (and, if such Supreme Court of the State of New York shall be unavailable, in any other New York State court or in the United States District Court for the Southern District of New York), and any appellate court from any thereof, this being in addition to any other remedy to which any party is entitled at law or in equity.

SECTION 12.12 Consent to Jurisdiction. Each of Purchaser and Seller irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County and (b) the United States District Court for the Southern District of New York, and

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any appellate court from any thereof, for the purposes of any suit, action or other proceeding arising out of this Agreement, the Other Transaction Documents or any transaction contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each party irrevocably and unconditionally agrees that all claims in respect of any such suit, action or other proceeding may be heard and determined in such New York State or, to the extent permitted by Applicable Law, in such Federal court. Each of Purchaser and Seller agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or, if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of Purchaser and Seller further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 12.12. Each of Purchaser and Seller irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, the Other Transaction Documents or the Transactions in any court referred to in the first sentence of this Section 12.12 and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 12.13 Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement, any of the Other Transaction Documents or any transaction contemplated hereby or thereby. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Other Transaction Documents, as applicable, by, among other things, the mutual waivers and certifications in this Section 12.13.

SECTION 12.14 GOVERNING LAW. THIS AGREEMENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER AT LAW, IN CONTRACT, IN TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

SECTION 12.15 Waiver of Conflicts. Recognizing that Covington & Burling LLP has acted as legal counsel to Seller and its Affiliates prior to the Closing, and that Covington & Burling LLP intends to act as legal counsel to Seller and its Affiliates after the Closing, Purchaser hereby waives, on its own behalf and agrees to cause its Affiliates to waive, any conflicts that may arise in connection with Covington & Burling LLP representing Seller and/or its Affiliates after the Closing as such representation may relate to Purchaser, the operation of the Monte Villa Facility or the Transactions. In addition, all communications involving attorney-client confidences between Seller or its Affiliates and Covington & Burling LLP in the course of

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the negotiation, documentation and consummation of the Transactions shall be deemed to be attorney-client confidences that belong solely to Seller and its Affiliates. Accordingly, Purchaser shall not have access to any such communications, or to the files of Covington & Burling LLP relating to its engagement, whether or not the Closing shall have occurred.

*    *    *    *    *

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ Brian P. Heaphy
Name: Brian P. Heaphy Title: Executive Director, Business Development

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

SEATTLE GENETICS, INC.

By:	/s/ Clay B. Siegall
Name: Clay B. Siegall, PhD
Title: President and CEO

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.